EXHIBIT 10.1
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                      SALE AND PURCHASE AGREEMENT
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     THIS SALE AND PURCHASE AGREEMENT ("Agreement") dated as of
September 6, 2002, is entered into by and between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Seller") and BELMONT INVESTMENT CORP., a Pennsylvania corporation ("Purchaser").

                         W I T N E S S E T H:
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     WHEREAS, Seller is the owner of the Property (as hereinafter defined)
located in the center commonly known as "Weston Town Center," in Arvida's Weston in Broward County, Florida, which center is more particularly described on Exhibit "A" attached hereto and incorporated herein (the "Center"); and

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the Property, such sale and purchase to occur on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     1.  DEFINITIONS

           1.1 DEFINITIONS. For all purposes of this Agreement, the following terms will have the respective meanings as set forth in this Section.

           (_)   "ADA Completion Cost" is defined in Section 8.6 hereof.

           (_)   "ADA Escrow Funds" is defined in Section 8.6 hereof.

           (_)   "ADA Indemnified Claim" is defined in Section 6.4 hereof.

           (_)   "ADA Litigation" means that certain proceeding styled,
John Garon v. Weston Town Center, LLC, Case No. 01-7906-CIV-JORDAN/BROWN, pending in the United States District Court for the Southern District of Florida, Miami Division, as well as any other similar litigation filed and pending as of Closing with regard to the compliance of the Real Property with the Americans with Disabilities Act Accessibility Guidelines and the Florida Accessibility Code.

           (_)   "ADA Remediation Work" is defined in Section 8.5 hereof.

           (_)   "Additional Contract" means any contract, commitment
and/or agreement, other than a Contract, that: (i) is disclosed to Purchaser prior to or at Closing and (a) is entered into in the ordinary course of business consistent with prior practices and (b) may be terminated upon thirty (30) days notice, or (ii) is consented to by Purchaser prior to or at Closing, which consent (a) will not be unreasonably withheld and (b) will be deemed given if Purchaser does not respond to a written request from Seller for Purchaser's consent within five (5) days after Purchaser's receipt thereof; provided, however, the total obligations under all Additional Contracts will not, in the aggregate, exceed Fifteen Thousand and 00/100 Dollars ($15,000.00).

           (_)   "Additional Deposit" is defined in Section 2.4 hereof.




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           (_)   "Affiliate" means a person or entity which (either
directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by the specified person or entity. For the purposes of this definition, the term "control" (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through the ownership of voting securities, the ability to appoint one or more of an entity's trustees, directors or persons in a similar capacity, or otherwise.

           (_)   "Agreement" is defined in the introductory paragraph
hereof.

           (_)   "Approved Leases" means, collectively, the (i) Leases,
(ii) any (a) renewals, extensions, expansions, amendments or modifications of Leases and/or (b) Proposed Leases executed during the Due Diligence Period, and (iii) any (a) renewals, extensions, expansions, amendments or modifications of Leases and/or (b) Proposed Leases executed after the Due Diligence Period with Purchaser's approval (or deemed approval as provided in Section 8.2 hereof).

           (_)   "Arvida" means Arvida/JMB Partners, a Florida general
partnership, and its Affiliates.

           (_)   "Arvida's Weston" means that portion of the City of
Weston, Florida, developed by Arvida under the Development Order.

           (_)   "Association" means Weston Town Center Maintenance
Association, Inc., a Florida not-for-profit corporation, the entity charged with administering the Association Declaration.

           (_)   "Association Declaration" means the Declaration of
Covenants for Weston Town Center recorded on February 10, 2000 in Official Records Book 30249, Page 1592 of the Public Records of Broward County, Florida, as amended by Supplemental Declaration and Amendment dated April 10, 2000, recorded in Official Records Book 30457, Page 272, Amendment to Declaration of Covenants for Weston Town Center dated December 14, 2000, recorded in Official Records Book 31112, Page 1296, and Amendment to Declaration of Covenants for Weston Town Center dated June 25, 2001, recorded in Official Records Book 31777, Page 1787, each of the Public Records of Broward County, Florida, and the Articles of Incorporation, By-Laws and Rules and Regulations of the Association.

           (_)   "Assumed Obligations" is defined in Section 6.1 hereof.

           (_)   "Building Common Expenses" means the building common
expenses (including real estate taxes) chargeable to tenants under the Approved Leases.

           (_)   "Center" is defined in the recitals.

           (_)   "Certificates of Occupancy" means the certificates of
occupancy issued to tenants in occupancy under Leases or to Seller (or Seller's contractor) for the Improvements, which certificates of occupancy are listed on SCHEDULE 7.2(g).

           (_)   "Closing" means the consummation of the sale and purchase
as provided herein.

           (_)   "Closing Date" means December 13, 2002, unless extended
pursuant to the provision of Section 2.1 hereof; provided, however, Purchaser may elect, by written notice to Seller at least thirty (30) days prior to the early closing date, to close prior to the Closing Date and such early closing date may be extended by either party to a date no later than the Closing Date to meet the Minimum Estoppel Requirement.




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           (_)   "Closing Location" means (i) the offices of White & Case
LLP, 200 South Biscayne Boulevard, Suite 4900, Miami, Florida 33131 or (ii) such other location as may be required by Purchaser's lender, or which may be mutually agreed upon by the parties hereto.

           (_)   "Confidentiality Agreement" means the Confidentiality
Agreement executed by Purchaser and dated April 5th, 2002.

           (_)   "Contracts" means the material contracts and agreements
relating to the operation of the Retail, Restaurant and Studio Office Space, which contracts and agreements are listed on Schedule 7.2(h).

           (_)   "Cure Limitation(s)" is defined in Section 3.2 hereof.

           (_)   "Damages" means, as to any Person, all damages, losses,
costs and expenses incurred by such Person, including all reasonable legal fees incurred in connection with any arbitration and/or litigation (at trial and appellate levels), excluding, however, any consequential or punitive damages.

           (_)   "Deposits" is defined in Section 2.4 hereof.

           (_)   "Development Order" means City of Weston Ordinance No.
2002-17, Amended and Restated Development Order for Indian Trace
Development District (Weston), and City of Weston Ordinance No. 2002-18, Amended and Restated Planned Unit Development District Zoning Ordinance, both of Broward County, Florida.

           (_)   "Due Diligence Period" means the period beginning on July
9th, 2002 and ending on September 20th, 2002.

           (_)   "Effective Date" means the date upon which counterparts
of this Agreement are fully and duly executed by Seller and Purchaser.

           (_)   "Escrow Agent" means White & Case LLP.

           (_)   "Estoppel Certificate" means a certificate dated no
earlier than the date specified by Purchaser's lender; provided, however,
(i) in no event will such date be less than thirty (30) days prior to Closing Date and (ii) if Purchaser elects to close on a date earlier than the Closing Date, the estoppel certificates will be sent thirty (30) days prior to the early closing date designated by Purchaser and such estoppel certificates will be acceptable regardless of whether the Closing actually occurs on such early closing date, which certificate will be in substantially the form attached hereto as FORM H (or in the form, if any, required under a particular Lease).

           (_)   "Extended Closing Date" is defined in Section 2.1 hereof.

           (_)   "Force Majeure" means a cause outside the control of the
applicable party that could not have been avoided by the exercise of due care, including lightning, storm, flood, drought, hurricane or other natural catastrophe which makes it impossible under insurance industry guidelines to obtain casualty insurance for the Real Property.

           (_)   "Improvements" means all buildings and other improvements
on the Land, including all landscaping improvements, paving, walkways, road improvements, parking facilities, and all other improvements of whatever kind which have previously been made, installed or erected and are now located on any part of the Land.

           (_)   "Including," "include" or "includes" means the universe
to which reference is made, without limitation to specific parts of that universe.

           (_)   "Indemnifying Party" is defined in Section 6.4 hereof.




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           (_)   "Indian Trace Development District" means the Development
District of the City of Weston, as successor-in-interest to the Indian Trace Community Development District, which provides and administers stormwater management and other services.

           (_)   "Initial Deposit" is defined in Section 2.4 hereof.

           (_)   "Intangible Personal Property" means the Contracts, the
Permits and Licenses, the Warranties and, to the extent owned by Seller and assignable by Seller without the consent of any other party, any and all plans, drawings and specifications regarding the Improvements and any and all surveys, reports and studies in Seller's possession with respect to the Real Property, but does not include the names "Arvida" and "Weston" and/or any trade names, trademarks, service marks or logos associated therewith. Intangible Personal Property also includes a Yardi database with up-to-date information concerning the Leases (as well as copies of the checks for the security deposit received by Seller and referred to therein), but does not include the Yardi software itself nor any of the hardware or software relating to e-mail, Internet access, timeclocks, accounts payable, general ledger and fixed assets accounting, or for human resources and payroll processing. Where any item of Intangible Personal Property pertains not only to the Retail, Restaurant and Studio Office Space but also to other business operations, facilities or properties within the Center, the term Intangible Personal Property as used herein refers to the item in question only to the extent that it is used with or pertains to the Retail, Restaurant and Studio Office Space.

           (_)   "Interim Cure Limitations" is defined in Section 3.2
hereof.

           (_)   "Interim Defect(s)" is defined in Section 3.2 hereof.

           (_)   "Interim Notice" is defined in Section 3.2 hereof.

           (_)   "Land" means the real property comprising approximately
23 acres, on which the Retail, Restaurant and Studio Office Space is situated, located within the Center, as more particularly described in EXHIBIT "B" attached hereto and incorporated herein.

           (_)   "Leases" means the leases for the use and occupancy of
portions of the Retail, Restaurant and Studio Office Space, which leases are listed on Schedule 7.2(k).

           (_)   "License Agreement" means the license agreement described
in Section 6.3 hereof.

           (_)   "Minimum Estoppel Requirement" means Estoppel
Certificates from tenants under Approved Leases which, in the aggregate, occupy not less than eighty-five percent (85%) of the Retail, Restaurant and Studio Office Space.

           (_)   "Minor Lease" is defined in Section 8.2 hereof.

           (_)   "Objection" is defined in Section 3.2 hereof.

           (_)   "Objection Notice" is defined in Section 3.2 hereof.

           (_)   "Permits and Licenses" means the transferable permits and
governmental licenses issued to Seller and used solely in connection with the Real Property and the operation of the Retail, Restaurant and Studio Office Space, which permits and licenses are listed on SCHEDULE 7.2(g).









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           (_)   "Permitted Exceptions" means (i) liens for taxes or other
charges or assessments by any governmental authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith, (ii) zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by or pursuant to any agreement with any governmental authority, (iii) all exceptions set forth in the Title Commitment and Survey other than the Objections (but including any Objection permitted by this Agreement or agreed to (or deemed accepted) by Purchaser), (iv) the License Agreement,
(v) the Approved Leases, (vi) the Association Declaration, (vii) the Shared Parking Declaration and (viii) the Restrictive Covenant (unless released contemporaneously with the Closing as described in Section 6.5 hereof).

           (_)   "Person" means a natural person, corporation,
partnership, trust or other entity, including a governmental authority or body.

           (_)   "Property" means the Real Property, the Tangible Assets
and the Intangible Personal Property, but specifically excludes any cash and/or bank accounts of Seller and its Affiliates.

           (_)   "Proposed Lease" is defined in Section 8.2 hereof.

           (_)   "Purchase Price" is defined in Section 2.2 hereof.

           (_)   "Purchaser" is defined in the introductory paragraph
hereof.

           (_)   "Real Property" means the Land and the Improvements.

           (_)   "Records" is defined in Section 5.2 hereof.

           (_)   "Rent Termination Date" is defined in Section 6.8 hereof.

           (_)   "Restrictive Covenant" means the restriction included in
that certain Covenant and Agreement dated February 14, 1994, recorded in Official Records Book 21856, Page 556 of the Public Records of Broward County, Florida, which prohibits the use of the Center for a real estate sales or brokerage office.

           (_)   "Retail, Restaurant and Studio Office Space" means the
approximately 157,931 square feet of retail, restaurant and studio office space located on the Real Property.

           (_)   "Seller" is defined in the introductory paragraph hereof.

           (_)   "Seller's Actual Knowledge" means the actual present
knowledge (without investigation or inquiry) of (i) Donald E. Mears, Jr. with respect to all matters concerning the operation of the Retail, Restaurant and Studio Office Space, (ii) Daniel Brown with respect to matters concerning the leasing and property management of the Retail, Restaurant and Studio Office Space and matters concerning the operation of the Association, (iii) Renee M. Wilmot, Esq. with respect to matters concerning the enforcement of the Leases, and (iv) Mark Lassman with respect to financial matters.

           (_)   "Shared Parking Declaration" means the Declaration of
Covenant Shared Parking dated November 19, 1999 and recorded in Official Records Book 30296, Page 1010 of the Public Records of Broward County, Florida, as the same may have been and may hereafter be amended, supplemented and/or modified from time to time.

           (_)   "Site Improvements" means those site improvements
identified in the Memorandae and "Punch List" from the City of Weston attached hereto as SCHEDULE 8.7.





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           (_)   "Site Plan Amendment" means the Weston Town Center Site
Plan Amendment filed with the City of Weston on or about July 19, 2002.

           (_)   "South Office Parcel" means the portion(s) of the Center
owned by Seller on the Closing Date (excluding the Real Property), as more particularly described on EXHIBIT "C" attached hereto and incorporated herein.

           (_)   "Survey" means that certain survey of the Real Property
prepared by Douglass, Leavy & Associates, Inc. and dated March 7, 2000 (with last update on June 12, 2002), which will be revised prior to Closing to certify same to Purchaser and Purchaser's lender.

           (_)   "Tangible Assets" means the kiosks and office furniture
owned by Seller and located on or used in the operation of the Retail, Restaurant and Studio Office Space, which kiosks and office furniture are described on SCHEDULE 7.2(i).

           (_)   "Title Insurance Commitment" means a title insurance
commitment issued by the Title Company agreeing to issue to Purchaser an owner's policy of title insurance in the amount of the Purchase Price allocated to the Real Property, as agreed to between Purchaser and Seller pursuant to Section 2.2(b) hereof, and, if requested by Purchaser, and at Purchaser's sole cost and expense, a simultaneous issue mortgagee commitment.

           (_)   "Title Company" means A&D Title Company d/b/a Gold Coast
Title-West, as agent for First American Title Insurance Company.

           (_)   "Title Review Period" is defined in Section 3.2 hereof.

           (_)   Warranties" means the product and service warranties and
guaranties relating to the operation of the Retail, Restaurant and Studio Office Space, which warranties and guaranties are listed on
SCHEDULE 7.2(n).

           (_)   "Waterways II" means the 4.5695 acre parcel of real
property located on Weston Road in the City of Weston, Broward County, Florida adjacent to the Northern Trust Bank.

     2.  PURCHASE AND SALE

           2.1   SALE AND PURCHASE.  On the Closing Date, Seller will
sell, transfer, assign and convey to Purchaser (or cause to be sold, transferred, assigned and conveyed to Purchaser) all right, title and interest in and to the Property, subject to the Permitted Exceptions, and Purchaser will purchase and accept the transfer, assignment and conveyance of the Property and will assume the Assumed Obligations. Notwithstanding the foregoing, Purchaser will have a one-time right to extend the Closing Date for up to thirty (30) days as a result of a material adverse change in, or material disruption of, conditions in the financial, banking or capital markets that, pursuant to the provisions of Purchaser's Loan Commitment, causes and permits Purchaser's lender to delay or withhold funding on the Closing Date. Purchaser's one-time extension right may be exercised by Purchaser, prior to the originally scheduled Closing Date, by:
(i) providing Seller with a copy of the correspondence by which Purchaser's lender exercises its right to delay or withhold funding on the basis described above and (ii) specifying in writing an alternative date for closing that falls within said thirty (30) day limitation (the "Extended Closing Date"). If, despite Purchaser's commercially reasonable diligent good faith efforts to cause its lender to fund, Purchaser's lender refuses to fund on the Extended Closing Date, Purchaser may elect, in its sole discretion, not to proceed with this Agreement. In such case, Escrow Agent will promptly return the Deposits and accrued interest to Purchaser and this Agreement will be terminated. Moreover, Purchaser will have the right





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to extend the Closing Date for up to ten (10) days as a result of a Force
Majeure; provided, however, if the Force Majeure involves the existence of a designated tropical storm or hurricane, then the ten (10) day extension shall be five (5) days from the date that the designated tropical storm or hurricane is no longer located within the "box" (as reflected on EXHIBIT "D"). The Closing will occur at the Closing Location.

           2.2   PURCHASE PRICE.

                 (a) PURCHASE PRICE. The purchase price for the Property is Thirty Four Million Three Hundred-Thirty Thousand and 00/100 Dollars ($34,330,000.00) (the "Purchase Price").

                 (b) ALLOCATION OF PURCHASE PRICE. Prior to the expiration of the Due Diligence Period, Purchaser will prepare and deliver to Seller a good faith proposal for the allocation of the Purchase Price among the assets being purchased under this Agreement. Seller will have the right to approve said allocation, which approval will not be unreasonably withheld. Once approved by Seller, the allocation will be binding upon the parties for purposes of: (i) determination of any sales tax, documentary or transfer tax liabilities in connection with the Closing, (ii) Purchaser's and Seller's filing of Internal Revenue Service Form 8594 allocating the Purchase Price for income tax purposes and (iii) all other purposes related to this transaction.

           2.3 TIME FOR ACCEPTANCE. Until executed by both Purchaser and Seller this Agreement will be deemed an offer to purchase and sell the Property in accordance with the terms and provisions herein contained. If this Agreement is not executed by Seller and delivered to Purchaser within two (2) days after execution by Purchaser, then Purchaser will have the right to withdraw its offer, in which event, the Initial Deposit will be returned to Purchaser.

           2.4 PAYMENT OF THE PURCHASE PRICE. The Purchase Price will be paid as follows:

                 (a) On or before the Effective Date, Purchaser will deliver to Seller independent consideration in an amount equal to One Hundred and 00/100 Dollars ($100.00), which sum (i) is consideration for the execution and delivery of this Agreement by Seller, (ii) is non-refundable and (iii) will be retained by Seller notwithstanding any other provision of this Agreement.

                 (b) Within two (2) business days after the Effective Date, Purchaser will deliver to Escrow Agent a deposit in an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Initial Deposit"). In the event that Purchaser has not terminated this Agreement pursuant to SECTION 5 hereof, Purchaser will deliver to Escrow Agent, prior to the expiration of the Due Diligence Period, an additional Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the "Additional Deposit," and together with the Initial Deposit and any interested earned thereon, the "Deposits"). The Deposits will be held by Escrow Agent in an interest bearing account at a FDIC insured institution or in U.S. government obligations with maturities that do not extend beyond the Closing Date. In the event that the Initial Deposit is not received by Seller on or before the close of business on the second (2nd) business day following the Effective Date, this Agreement (other than the provisions of this Agreement which expressly survive termination, which will remain in full force and effect) will be null, void and of no further force and effect.

                 (c) Interest on the Deposits will accrue for the benefit of Purchaser. Unless previously paid to Seller or Purchaser hereunder, at Closing, the Deposits will be credited to Purchaser, applied toward the Purchase Price, and paid to Seller. The federal tax identification number of Purchaser is 23-2527854.

                 (d) The balance of the Purchase Price, subject to prorations and adjustments as provided herein, will be delivered at the Closing by bank wire transfer as designated by Seller.

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     3.  TITLE AND SURVEY

           3.1 TITLE INSURANCE COMMITMENT. Purchaser acknowledges that it has received from Seller: (i) the Survey and (ii) the Title Insurance Commitment (together with copies of all documents shown as exceptions in the Title Insurance Commitment). If requested by Purchaser, and at Purchaser's sole cost and expense, the Title Company will provide a Simultaneous Issue Mortgagee Commitment and Policy, a Florida Form 9 Endorsement and a Survey Endorsement.

           3.2 TITLE OBJECTIONS. Prior to the expiration of the Due Diligence Period (the "Title Review Period"), Purchaser will notify Seller in writing (an "Objection(s) Notice") of survey and/or title defect(s) (the "Objection(s)") it desires Seller to cure. Seller agrees to use commercially reasonable efforts to cure the Objection(s) identified in the Objection Notice; provided, however, in no event will Seller be obligated to file a lawsuit nor expend more than $100,000 to do so (collectively, the "Cure Limitations"). If Seller is unable to cure any Objection(s) identified in the Objection Notice (other than those which exceed the Cure Limitations) on or prior to the Closing Date, either Purchaser or Seller may, at its option, elect (by delivering written notice to the other prior to the Closing Date) to extend the Closing Date for up to sixty (60) days to allow Seller additional time to cure. If (i) Purchaser identifies Objection(s) in the Objection Notice that exceed the Cure Limitations and/or (ii) Seller is unable to cure the Objection(s) identified in the Objection Notice prior to Closing (or the expiration of the extension, if applicable), Purchaser may, at its option: (a) elect to terminate this Agreement and receive a return of the Deposits or (b) proceed to Closing, in which latter event any and all Objection(s) that remain uncured will be Permitted Exceptions and the Purchaser will be deemed to have accepted the Property subject thereto and waived any right it may have to terminate this Agreement on such basis. Additionally, Purchaser will, prior to Closing, notify Seller in writing (an "Interim Notice") of any survey and/or title defect(s) (the "Interim Defect(s)") it desires Seller to cure. Seller agrees to use commercially reasonable efforts to cure the Interim Defect(s) identified in the Interim Notice; provided, however, in no event will Seller be obligated to file a lawsuit nor expend more than the portion of the $100,000 described above not previously expended in curing the Objection(s) (collectively, the "Interim Cure Limitations"). If Seller is unable to cure any Interim Defect(s) identified in the Interim Notice on or prior to the Closing Date, (i) Seller may, at its option, elect (by delivering written notice to Purchaser prior to the Closing Date) to extend the Closing Date for the lessor of (A) sixty (60) days or (B) the date upon which Purchaser's rate lock will expire and/or (ii) Purchaser may, at its option, elect (by delivering written notice to Seller prior to the Closing
Date) to extend the Closing Date for up to sixty (60) days to allow Seller additional time to cure. If Seller is unable to cure the Interim Defect(s) identified in the Interim Notice prior to Closing (or the expiration of the extension, if applicable), Purchaser may, at its option: (a) elect to terminate this Agreement, in which case Purchaser will receive a return of the Deposits, Seller will reimburse Purchaser for all reasonable, verifiable out-of-pocket expenses incurred by Purchaser in connection with the exercise of its due diligence rights hereunder (up to a maximum of $75,000) or (b) proceed to Closing, in which latter event any and all Interim Defect(s) that remain uncured will be Permitted Exceptions and the Purchaser will be deemed to have accepted the Property subject thereto and waived any right it may have to terminate this Agreement on such basis.

           3.3 LIMITATION. Notwithstanding the foregoing, Purchaser recognizes and agrees that during the course of the development, construction, maintenance and use of the Center conditions may have been created or come into existence which are at variance with the recorded plats, site plans or other drawings, descriptions or depictions of the Center including non-substantial fence encroachments and variations between






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the depicted and actual boundaries of lakes, ponds, water management tracts and other water bodies. Purchaser agrees that such conditions are usual, customary, acceptable and not grounds for objecting to the Survey as long as such conditions (a) do not (i) violate any Permit or License to such an extent that Purchaser may be subject to enforcement action or penalties for the violation, (ii) limit any use or occupancy, nor materially impede or interfere with the operation, of the Retail, Restaurant and Studio Office Space for its intended purposes, nor (iii) limit the space available for leasing of, or require additional parking in connection with, the Retail, Restaurant and Studio Office Space, and (b) are acceptable to Purchaser's lender.

     4.  CONDITIONS PRECEDENT.

           4.1 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligation of Seller to close and make the deliveries set forth in SECTION 10 hereof is subject to the satisfaction of the following conditions at or prior to the Closing, any or all of which may be waived by Seller in writing:

                 (a) All representations and warranties of Purchaser in this Agreement will be true and correct in all material respects on the Closing Date; and

                 (b) Purchaser will have performed and observed, in all material respects, all covenants and agreements set forth in this Agreement to be performed or observed by Purchaser prior to or on the Closing Date.

           4.2 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of Purchaser to close and make the deliveries set forth in
Section 10 is subject to the satisfaction of the following conditions at or prior to the Closing, any or all of which may be waived by Purchaser in writing:

                 (a) All representations and warranties of Seller in this Agreement will be true and correct in all material respects on the Closing Date (if this condition is not met as a result of a willful act or omission of Seller and, as a result, Seller elects not to proceed to Closing, Seller will reimburse Purchaser for all reasonable, verifiable out-of-pocket expenses incurred by Purchaser in connection with the exercise of its due diligence rights hereunder (up to a maximum of $75,000);

                 (b) Seller will have performed and observed, in all material respects, all covenants and agreements set forth in this Agreement to be performed or observed by Seller prior to or on the Closing Date; and

                 (c) The approval by the City of Weston with respect to the portion of the Site Plan Amendment relating to medical office uses.

     5.  DUE DILIGENCE

           5.1 DUE DILIGENCE PERIOD. During the Due Diligence Period, Purchaser may undertake such physical inspections and other investigations of, and inquiries concerning, the Property as may be deemed by Purchaser to be reasonably necessary to evaluate, and determine the feasibility and advisability of purchasing, the Property. Notwithstanding the foregoing, neither Purchaser nor its engineers, architects or other agents will conduct any intrusive physical inspections or investigations of the Real Property (including soil borings, ground water sampling or other intrusive environmental investigations) without the prior written consent of Seller which will not be unreasonably withheld. Prior to conducting any inspections on the Property, Purchaser will provide Seller with the name and evidence of insurance (which insurance must be reasonably acceptable to






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


Seller) for any and all engineers, architects, consultants, contractors, agents or Persons retained by Purchaser to perform such inspections. Purchaser will provide Seller with twenty-four (24) hours advance notice prior to conducting any investigations on the Real Property and Seller will have the right to have a representative present at all such investigations.

Notwithstanding anything to the contrary set forth herein, Seller will have the right, but will have no obligation, to cure any matter or condition discovered or thought to be discovered by Purchaser as a result of Purchaser's exercise of its inspection rights hereunder. Moreover, immediately upon receipt thereof Purchaser will provide Seller with copies of any and all reports produced in connection with the exercise of Purchaser's inspection rights hereunder.

           5.2 RECORDS. At all times prior to the Closing Date, Seller will provide Purchaser, upon its request, access to all documentation, including the Contracts, the Permits and Licenses, the Certificates of Occupancy, the Warranties, the Leases, the Title Insurance Commitment, the Survey and other materials regarding the Retail, Restaurant and Studio Office Space in the possession of Seller (collectively, the "Records"); provided, however, Purchaser acknowledges that Seller has not represented or warranted that the foregoing is a complete compilation of all documentation and/or information that may exist concerning the Property and agrees that it is Purchaser's obligation to make its own investigations and discoveries during the Due Diligence Period. Purchaser will be permitted to copy, at Purchaser's sole cost and expense, items identified by Purchaser during the Due Diligence Period. If the Closing does not occur, any documents copied or otherwise obtained by Purchaser from Seller will be returned to Seller and all information obtained by Purchaser from Seller will be kept confidential pursuant to the terms of this Agreement and the Confidentiality Agreement.

           5.3 NORMAL BUSINESS HOURS. All Records and all inspections, investigations and/or inquiries made by Purchaser under this Agreement will be made and/or conducted during normal business hours.

           5.4 OBLIGATIONS OF PURCHASER. Purchaser will correct any physical damage to the Property caused by Purchaser, its Affiliates, agents, employees, invitees and/or assigns and will return the Records to Seller in their condition prior to completion of Purchaser's investigations. Purchaser will indemnify and hold Seller harmless from and against any and all loss or damage relating to or arising out of Purchaser's exercise of its due diligence rights hereunder. This provision will survive the termination of this Agreement.

           5.5 ELECTION TO PROCEED. On or prior to the expiration of the Due Diligence Period, Purchaser may elect, in its sole discretion, not to proceed with this Agreement. In such case, Escrow Agent will promptly return the Initial Deposit and accrued interest to Purchaser and this Agreement will be terminated. If Purchaser elects to proceed with this Agreement (by providing written notice to the Seller and Escrow Agent thereof prior to the expiration of the Due Diligence Period), it will pay the Additional Deposit to Escrow Agent on or before the expiration of the Due Diligence Period. Purchaser acknowledges and agrees that the time granted under this Agreement for any and all due diligence in connection with the Property, including analysis of financial data, review of the Title Insurance Commitment, Survey and Permitted Exceptions, performance of environmental and other testing and investigation will expire upon the expiration of the Due Diligence Period and Purchaser will have no right to object to any matters relating thereto after such date, time being of the essence with respect thereto. After the expiration of the Due Diligence Period, the only conditions to Purchaser's obligation to close the purchase of the Property will be as provided in Sections 2.1, 3.2, 4.2 and 6.2 of this Agreement.

           5.6 LIMITED WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ANY EMPLOYEE, AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF; TITLE TO THE PROPERTY; THE PHYSICAL CONDITION OF THE PROPERTY; THE HABITABILITY, SUITABILITY, OR MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR A PARTICULAR USE OR PURPOSE; THE ENVIRONMENTAL OR GEOLOGICAL CONDITION OF THE REAL PROPERTY; THE SOIL CONDITIONS, DRAINAGE OR TOPOGRAPHICAL FEATURES OF THE LAND; THE FITNESS AND QUALITY OF THE PROPERTY; THE QUALITY OR QUANTITY OF ANY ITEMS OF TANGIBLE ASSETS; THE INCOME, EXPENSES OR OPERATION OF THE PROPERTY AND THE VALUE AND PROFITABILITY OF THE PROPERTY; THE USES TO WHICH THE PROPERTY CAN BE PUT; COMPLIANCE OF THE PROPERTY WITH THE LAWS OF ANY GOVERNMENTAL AUTHORITY; CURRENT AND FUTURE ZONING; THE SUITABILITY OF THE PROPERTY OR ANY PORTION THEREOF FOR RENOVATION OR CONSTRUCTION; THE LEGAL STATUS, OBLIGATIONS, LIABILITIES OR RIGHTS OF SELLER WITH RESPECT TO THE PROPERTY; OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT IT HAS HAD SUCH ACCESS TO THE PROPERTY AND TO INFORMATION AND DATA RELATING TO THE PROPERTY AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND THAT PURCHASER AND ITS EMPLOYEES, AGENTS AND REPRESENTATIVES INDEPENDENTLY HAVE INSPECTED, EXAMINED, INVESTIGATED, ANALYZED AND APPRAISED ALL OF THE SAME AND ALL OTHER MATTERS IT HAS DETERMINED ARE CONDITIONS TO PURCHASING THE PROPERTY, AND THAT IT IS ACQUIRING THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS." WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS OR STATEMENTS, WHETHER EXPRESSED OR IMPLIED, WRITTEN OR VERBAL, MADE BY SELLER OR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER, OR ANY OTHER PERSON, WHICH ARE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, WHETHER OR NOT SUCH REPRESENTATIONS OR STATEMENTS WERE MADE ORALLY OR ELSEWHERE IN WRITING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER SELLER NOR ANY OTHER PERSON IS UNDER ANY OBLIGATION TO DISCLOSE TO PURCHASER, NOR WILL THEY BE LIABLE FOR ANY FAILURE TO DISCLOSE TO PURCHASER, ANY INFORMATION KNOWN TO THEM REGARDING THE PROPERTY. THIS SECTION 5.6 WILL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT.

     6.  FURTHER AGREEMENTS

           6.1 ASSUMED OBLIGATIONS. At Closing, Seller will assign to Purchaser, without recourse, Seller's rights, and Purchaser will assume Seller's obligations, under (i) the Contracts to which Purchaser has not objected during the Due Diligence Period or, if Purchaser has objected, with respect to which Purchaser's objections have been satisfied or Purchaser has waived (or been deemed to have waived) such objections, (ii) the Additional Contracts, (iii) the Permits and Licenses, (iv) the Warranties and (v) the Permitted Exceptions, all of which will be identified on an exhibit to the Assignment and Assumption of the Assumed Obligations described in Section 10.3(d) hereof (collectively, the "Assumed Obligations"). Purchaser will cooperate, at no cost to Purchaser, with Seller and will provide all information necessary and will execute required documentation to obtain the release of Seller from post-closing liability under any of the Assumed Obligations, if requested by Seller.

           6.2 MINIMUM ESTOPPEL REQUIREMENT. Prior to Closing, Seller will have delivered to Purchaser the Minimum Estoppel Requirement. If any Estoppel Certificate obtained by Seller contains any material modifications from the form of certificate attached hereto as FORM H (other than modifications made to conform such Estoppel Certificate to the form, if any, required to be delivered under the Approved Lease in question), or if any Estoppel Certificate shall contain information at material variance with the applicable Approved Lease, either: (i) Purchaser will approve such material modifications or material variances from the applicable Approved Lease or (ii) such Estoppel Certificate shall not be counted towards satisfying the Minimum Estoppel Requirement unless Seller corrects such discrepancy prior to Closing. If the Minimum Estoppel Requirement is not satisfied, Seller will not be in default under this Agreement, and Purchaser will, at Purchaser's option, elect, prior to the Closing Date, either to: (a) terminate this Agreement and the parties hereto shall be relieved of any further liability arising out of or from this Agreement (except for the obligations hereunder specifically designated as surviving such termination) and the Deposits and accrued interest shall be returned to Purchaser, or (b) proceed to Closing without any reduction in Purchase Price. Seller expressly disclaims making any express or implied representation, warranty, or guaranty whatsoever with regard to any of the information contained in the Estoppel Certificates.

           6.3 USE OF THE NAME "WESTON TOWN CENTER". Purchaser agrees to use the name "Weston Town Center" solely in conjunction with the operation of the Property. At Closing, Arvida will assign to Purchaser all of Arvida's right, title and interest in and to the name "Weston Town Center" and Purchaser will grant to Arvida a nonexclusive, perpetual, royalty-free license to use the name Weston Town Center in advertising and promoting Arvida's Weston, and in promotional and informational literature and materials concerning Arvida and other communities developed or to be developed by Arvida or its Affiliates. The form of License Agreement is attached hereto as FORM I.

           6.4 ADA LITIGATION. Seller will use commercially reasonable efforts to conclude the ADA Litigation by the Closing Date. Seller's failure to do so will not entitle Purchaser to: (i) delay the Closing, (ii) reduce the Purchase Price, or (iii) terminate this Agreement; provided, however, Seller and Arvida (together, the "Indemnifying Party") agree to indemnify and hold Purchaser harmless from all judgments, fees and costs incurred by Purchaser as a result of the ADA Litigation (the "ADA Indemnified Claim"). Purchaser will promptly (but in no event later than ten (10) Business Days prior to the time in which an answer or other responsive pleading or notice with respect to the ADA Indemnified Claim is required) give the Indemnifying Party written notice of an ADA Indemnified Claim which is asserted for the first time after the Effective Date. Indemnifying Party will have the right, at its election, to take over the defense or settlement of such ADA Indemnified Claim by giving prompt written notice to Purchaser (but in no event later than five (5) Business Days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If the Indemnifying Party makes such election, it may conduct the defense of such ADA Indemnified Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Purchaser agrees to cooperate in the defense of such ADA Indemnified Claim and will grant Indemnifying Party access to records, information and personnel which are pertinent to such defense. So long as Indemnifying Party is diligently contesting any such ADA Indemnified Claim in good faith, Indemnifying Party may pay or settle such claim at its own expense. If Indemnifying Party does not make the election to defend Purchaser, then Purchaser may, upon five (5) days' written notice to Indemnifying Party, and at the expense of Indemnifying Party, proceed to handle such ADA Indemnified Claim and Indemnifying Party will be bound by any settlement that Purchaser makes in good faith with respect to such ADA Indemnified Claim.

           6.5 RESTRICTIVE COVENANT. Purchaser acknowledges that the Center is subject to the Restrictive Covenant. Provided that Purchaser or its Affiliate (or, with respect to the South Office Parcel, its permitted assignee, as described in the agreement of sale with respect to the South Office Parcel) purchases the Property, the South Office Parcel and Waterways II, Seller will, contemporaneously with the later to occur of (i) the Closing, (ii) the closing of the purchase of the South Office Parcel by






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


Purchaser or its Affiliate (or its permitted assignee as described in the agreement of sale with respect to the South Office Parcel) or (iii) the closing of the purchase of Waterways II by Purchaser or its Affiliate, assign to Purchaser Seller's right to enforce the Restrictive Covenant with respect to the Real Property. Purchaser acknowledges and understands that nothing contained herein shall effect Seller's right to assign, waive, release, enforce or otherwise modify the Restrictive Covenant with respect to any other property (not including the Real Property) subject thereto.

           6.6 DEVELOPMENT OF THE CENTER. Seller is not obligated to build or complete any improvements on the South Office Parcel or any other part of the Center, and the construction or completion of any improvements will not be a pre-condition to Purchaser's obligation to purchase the Real Property. Plans for designing, developing, building and marketing the South Office Parcel or any other part of the Center constantly change, and no one has the authority to promise to Purchaser that those plans will not change in the future. Seller has the absolute right to add, modify or eliminate buildings and common areas (and any facilities thereon) to, on or from the South Office Parcel without notice and without Purchaser's consent. Purchaser acknowledges and agrees that it is not entitled to rely on and has not received or relied on any representations, warranties or guarantees whatsoever as to: (i) the design, construction, completion, development or use of the South Office Parcel or any other part of the Center, or (ii) the number, types, sizes, prices or designs of commercial or other structures which are to be built on the South Office Parcel or any other part of the Center. Purchaser will not pay or give, and Purchaser acknowledges that it has not paid or given, any consideration to Seller or any of Seller's Affiliates for any such representation, warranty or guaranty. It is further acknowledged and agreed that, to Seller's Actual Knowledge, Seller is not a party to any unrecorded agreement that would obligate Purchaser, as the owner of the Real Property, to build or complete any improvements on or for the South Office Parcel.

           6.7 ASSOCIATION DECLARATION. Except with respect to an amendment, modification or supplement to replace the existing legal descriptions attached to the Association Declaration with "as built" legal descriptions and the Publix Amendment and Supplemental Declaration, Seller will not, without Purchaser's consent, which consent (i) will not be unreasonably withheld and (ii) will be deemed given if Purchaser does not respond to a written request from Seller for Purchaser's consent within five (5) business days after Purchaser's receipt thereof, amend, modify or supplement the Association Declaration from and after the expiration of the Due Diligence Period.

           6.8   UNLEASED SPACE.  For any portion of the Retail,
Restaurant and Studio Office Space that remains unleased on the Closing Date (as well as any other space that becomes vacant prior to the one (1) year anniversary of the Closing Date as a result of the termination of a leasehold pursuant to Section 6.9 hereof), Seller agrees to pay to Purchaser (i) on the Closing Date and (ii) in advance on the first (1st) of each calendar month after the Closing Date until the earlier of (A) the date upon which such space is either (I) occupied by a tenant procured by Purchaser or (II) occupied by a tenant procured by Seller who has commenced paying rent or (B) the one (1) year anniversary of the Closing Date (as applicable, the "Rent Termination Date"), the monthly rent and Building Common Expenses for such unleased space at the rates set forth on SCHEDULE
8.2. In the event that the Closing Date and/or Rent Termination Date is(are) not the first or last day of a calendar month, the monthly rent and Building Common Expenses due for such partial calendar month will be prorated and, if applicable, promptly returned to Seller. Purchaser acknowledges and agrees that Seller will have no other obligations with respect to such unleased space after Closing. Notwithstanding the foregoing, during the period from the Closing Date until the Rent Termination Date, Seller will have the right to pursue and obtain tenants for such unleased space. If Seller finds a tenant willing to lease all or a portion of such unleased space on the terms described on SCHEDULE 8.2, Purchaser will execute a lease with such tenant for such unleased space.
If any portion of the unleased space remains unleased on the one (1) year anniversary of the Closing Date, Seller will pay to Purchaser (i) the tenant improvement allowance set forth on SCHEDULE 8.2 and (ii) a real estate commission in the amount of three percent (3%) based on a five (5) year lease term at the rental rate described on SCHEDULE 8.2. This provision will survive the Closing.

           6.9 SITE PLAN AMENDMENT. If Seller does not obtain the approval by the City of Weston with respect to the portion of the Site Plan Amendment relating to medical office uses and Purchaser elects to waive the condition thereof set forth in Section 4.2(c) and proceed to Closing, Seller agrees to indemnify and hold Purchaser harmless from all judgments, fees and costs incurred by Purchaser as a result of a claim by a tenant under an Approved Lease regarding Seller's failure to obtain the Site Plan Amendment (the "Site Plan Indemnified Claim"). Purchaser will promptly (but in no event later than ten (10) business days prior to the time in which an answer or other responsive pleading or notice with respect to the Site Plan Indemnified Claim is required) give Seller written notice of a Site Plan Indemnified Claim. Seller will have the right, at its election, to take over the defense or settlement of such Site Plan Indemnified Claim by giving prompt written notice to Purchaser (but in no event later than five (5) business days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If Seller makes such election, it may conduct the defense of such Site Plan Indemnified Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Purchaser agrees to cooperate in the defense of such Site Plan Indemnified Claim and will (i) grant Seller access to records, information and personnel which are pertinent to such defense and (ii) take any other action(s) reasonably requested by Seller to mitigate the damage relating to such Site Plan Indemnified Claim, including termination of the affected leasehold(s). So long as Seller is diligently contesting any such Site Plan Indemnified Claim in good faith, Seller may pay or settle such claim at its own expense. If Seller does not make the election to defend Purchaser, then Purchaser may, upon five (5) days' written notice to Seller, and at the expense of Seller, proceed to handle such Site Plan Indemnified Claim and Seller will be bound by any settlement that Purchaser makes in good faith with respect to such Site Plan Indemnified Claim.

     7.  REPRESENTATIONS AND WARRANTIES

           7.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as of the Effective Date that:

                 (a) EXISTENCE AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has full power and authority to own its property, to carry on its business as now being conducted and to engage in the transactions contemplated hereby. Purchaser has made all filings required to be made by it under the laws of each jurisdiction where the character or location of the properties owned or leased by it, or the nature of the business conducted by it, requires any filings, except for filings in jurisdictions where the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on Purchaser.

                 (b) AUTHORITY AND ENFORCEABILITY. Purchaser has full power and authority to execute, deliver and perform this Agreement and has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                 (c) NO VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by it will not (i) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to the governing documents of Purchaser or any agreement or commitment to which Purchaser is a party or by which Purchaser is bound or
(ii) contravene in any material respect any provision of any law, statute, rule or regulation or any judgment, decree, order or award by which Purchaser is bound or to which Purchaser or any of Purchaser's assets are subject.

                 (d) LITIGATION. Except as set forth on SCHEDULE 7.1(d), there is no action, suit, proceeding at law or in equity, arbitration, investigation, administrative proceeding or other proceeding pending or threatened, or any judgment, order decree or award, against or affecting Purchaser or Purchaser's assets which could materially and adversely affect the right or ability of Purchaser to consummate the transactions contemplated hereby, and there is no valid basis upon which any such action, suit, arbitration, investigation or proceeding may be commenced or asserted against Purchaser.

                 (e) COMPLIANCE WITH LAWS. Purchaser is in compliance with all laws, regulations, orders, judgments, awards and decrees non-compliance with which could materially and adversely affect the right or ability of Purchaser to consummate the transactions contemplated hereby.

                 (f) CONSENTS. No consent, authorization of, or filing with any governmental authority, whether federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

                 (g) INSOLVENCY. Purchaser and its Affiliates are able to pay their respective debts and obligations as they mature in the usual course of business. The sum of Purchaser's debts and obligations is less than the sum of Purchaser's property at a fair valuation. The sum of each of Purchaser's Affiliate's debts and obligations is less than the sum of each such Purchaser's Affiliate's property at a fair valuation. No payment made or procured by Purchaser to Seller in accordance with this Agreement will constitute a voidable preference or transfer in fraud of any creditor of the Purchaser or any transferor under any applicable federal or state insolvency law. Neither Purchaser nor its Affiliates has ever been the subject of any bankruptcy proceedings.

                 (h) CRIMINAL ACTIVITY. Neither Purchaser nor its Affiliates has ever engaged in any criminal activity or had any ties to any criminal elements.

                 (i) SOPHISTICATED PURCHASER. PURCHASER (I) IS A SOPHISTICATED INVESTOR WITH SUBSTANTIAL EXPERIENCE IN THE ACQUISITION OF REAL ESTATE AND THE CONDUCT OF DUE DILIGENCE RELATED TO SUCH ACQUISITION AND (II) ACKNOWLEDGES THAT THE DILIGENCE AND INSPECTIONS PERMITTED TO TAKE PLACE HEREIN WITHIN THE TIME LIMITS PROVIDED FOR HEREIN ARE SUFFICIENT TO PROVIDE PURCHASER WITH ALL OF THE INFORMATION NEEDED BY PURCHASER TO MAKE AN INFORMED DECISION REGARDING ACQUISITION OF THE PROPERTY.

           7.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as of the Effective Date that:

                 (a) EXISTENCE AND GOOD STANDING. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its property, to carry on its business as now being conducted and to engage in the transactions contemplated hereby. Seller has made all filings required to be made by it under the laws of each jurisdiction where the character or location of the properties owned or leased by it, or the nature of the business conducted by it, requires any filings, except for filings in jurisdictions where the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on Purchaser.

                 (b)  AUTHORITY AND ENFORCEABILITY.   Seller has full
power and authority to execute, deliver and perform this Agreement and has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding agreement of Seller enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                 (c) NO VIOLATION. The execution, delivery and performance by Seller of this Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by it will not (i) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to the articles of formation of Seller or any agreement or commitment to which Seller is a party or by which Seller is bound or (ii) contravene in any material respect any provision of any law, statute, rule or regulation or any judgment, decree, order or award by which Seller is bound or to which Seller or any of Seller's assets are subject.

                 (d) LITIGATION. Except for the ADA Litigation and any other matter set forth on SCHEDULE 7.2(d), there is no action, suit, proceeding at law or in equity, arbitration, investigation, administrative proceeding or other proceeding pending or threatened, or any judgment, order decree or award, against or affecting Seller or Seller's assets which could materially and adversely affect the right or ability of Seller to consummate the transactions contemplated hereby, and there is no valid basis upon which any such action, suit, arbitration, investigation or proceeding may be commenced or asserted against Seller. In addition, except as set forth on said SCHEDULE 7.2(d), there are no three (3) day notices outstanding nor is Seller currently involved in any landlord-tenant litigation with respect to the Retail, Restaurant and Studio Office Space.

                 (e) COMPLIANCE WITH LAWS. Seller is in compliance with all laws, regulations, orders, judgments, awards and decrees non-compliance with which could materially and adversely affect the right or ability of Seller to consummate the transactions contemplated hereby. Other than in connection with the ADA Litigation and the corresponding notices of violation of the Florida Accessibility Code received by Seller from the Broward County Building Department regarding matters relating to the ADA Litigation, Seller has received no written notice that the Property is not in compliance with laws, regulations, orders, judgments, awards and decrees applicable to the Property.

                 (f) CONSENTS. No consent, authorization of, or filing with any governmental authority, whether federal, state or local, or other third party is required in connection with the execution, delivery and performance of this Agreement by Seller, except for transfers of Permits and Licenses.

                 (g)  PERMITS AND LICENSES.  To Seller's Actual
Knowledge, the Permits and Licenses listed on SCHEDULE 7.2(g) are in full force and effect and Seller has received no written notice that it is not in compliance with such Permits and Licenses. To Seller's Actual
Knowledge, none of the Certificates of Occupancy listed on SCHEDULE 7.2(g) have been rescinded or revoked.

                 (h) CONTRACTS. To Seller's Actual Knowledge, the Contracts listed on SCHEDULE 7.2(h) are in full force and effect and Seller has received no written notice that it is not in compliance with such Contracts.

                 (i) UTILITIES. Seller has not received any written notice from any governmental agency or authority regarding the termination of the availability of water, sewer, electric or telephone service to the Real Property. All existing water, sewer, electric and telephone utilities required for the use of the Retail, Restaurant and Studio Office Space enter the Real Property through the adjoining public streets or, if they pass through or are located on private land, do so in accordance with easements inuring to the owner of such Real Property. All impact fees, hook-up fees and similar charges imposed in connection with sewer and water service for the Real Property have been paid in full.

                 (j)  NO HAZARDOUS MATERIALS.  Except as set forth on
SCHEDULE 7.2(j), Seller has not received any written notice from any governmental agency regarding the existence of any hazardous or toxic substance, material, or waste on the Real Property that requires removal, clean-up or remediation.

                 (k) LEASES. SCHEDULE 7.2(k) is a complete rent roll reflecting all of the Leases as of the Effective Date. To Seller's Actual Knowledge, the Leases listed on SCHEDULE 7.2(k) are in full force and effect and, except as set forth on SCHEDULE 7.2(k) and/or the other schedules attached to this Agreement, have not been amended, modified or supplemented. Seller has received no written notice that it is not in compliance with such Leases. Except for the Approved Leases and Permitted Exceptions, there are no leases, tenancies, licenses or other agreements for the use and occupancy of the Real Property. No person has any right or option to acquire the Property, or any part thereof, under the Leases or any other agreement or document. To Seller's Actual Knowledge, the tenants under the Leases have no claims, offsets or defenses which would entitle them to withhold rent under the Leases. To Seller's Actual Knowledge, all repairs, alterations and other work and obligations required to be performed by landlord under the Leases has been performed (excluding the remediation being performed by Seller in connection with the ADA Litigation). None of the tenants under the Leases have prepaid any rent or other charges due thereunder more than one (1) month in advance. Neither the Leases nor any sums payable thereunder have been assigned, pledged or encumbered, except to lienholders of record. The list of security deposits set forth on SCHEDULE 7.2(k) is a complete and accurate list of all security deposits held by Seller in connection with the Leases.

                 (l) LIENS. Except as set forth on SCHEDULE 7.2(l), there are no unpaid bills for labor, services or work performed or rendered upon the Real Property, or for materials or supplies furnished or delivered to the Real Property, which could result in the filing of mechanics', materialmen's or laborers' liens upon the Real Property except for labor, services or work contracted, performed or rendered either in the ordinary course of business or otherwise specifically permitted under this Agreement.

                 (m) TAXES. Except as set forth in the Title Insurance Commitment, there are no taxes or assessments required to be paid to any federal, state or local authority outstanding which could result in any lien or encumbrance upon any portion of the Real Property.

                 (n) WARRANTIES. To Seller's Actual Knowledge, the Warranties listed on SCHEDULE 7.2(n) are in full force and effect and Seller has received no written notice that any such warranties have been revoked, canceled or otherwise impaired.

                 (o) CONDEMNATION PROCEEDINGS. To Seller's Actual Knowledge, there are no pending or threatened eminent domain or condemnation proceedings affecting the Property or any portion thereof.

                 (p) FINANCIAL INFORMATION. To Sellers' Actual Knowledge, the financial information provided by Seller to Purchaser in writing in connection with the transactions contemplated hereby is complete, true and correct in all material respects and accurately describes the financial condition of the operation of the Retail, Restaurant and Studio Office Space as of the date prepared.

                 (q) ASSOCIATION. The Association is a Florida not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority to carry on its business as now being conducted. To Sellers' Actual Knowledge, the financial information provided by Seller to Purchaser in writing regarding the operation of the Association is complete, true and correct in all material respects.

           7.3 LIMITATIONS ON LIABILITY. The representations and warranties of Purchaser and Seller in this Section 7 will survive Closing for a period of twelve (12) months; provided, however, that any claim for misrepresentation by a party shall be deemed waived unless the party claiming such misrepresentation has given the other party written notice of such claim prior to the expiration of such twelve (12) month period. Notwithstanding anything contained in this Agreement to the contrary, in no event will either party be liable or accountable to the other for any Damages for a breach of any representation under this Agreement (i) unless and until all such Damages exceed in the aggregate $10,000 or (ii) which exceed $2,000,000 in the aggregate. Notwithstanding anything contained in this Section 7 to the contrary, neither party will have any obligation to pay any Damages in connection with any matters disclosed in the Schedules hereto or about which the other party acquires knowledge at any time on or before the Closing Date, including items discovered by Purchaser during the Due Diligence Period.

     8.  COVENANTS

           8.1 NO NEW CONTRACTS OR RESTRICTIVE COVENANTS. From and after the expiration of the Due Diligence Period and prior to Closing, Seller will not, and Seller will cause the Association not to, without the prior written consent of Purchaser, which will not be unreasonably withheld, (a) enter into any new contract (other than an Additional Contract) or (b) any restrictive covenant, in both cases with respect to the Property.

           8.2 LEASING. From and after the expiration of the Due Diligence Period and prior to Closing, Seller will not (i) amend, modify or terminate any Lease or (ii) enter into any new lease of Retail, Restaurant and Studio Office Space (a "Proposed Lease") without Purchaser's consent, which consent will not be unreasonably withheld. Within three (3) calendar days of Purchaser's receipt of notice of an amendment, modification or termination of a Lease or offer for a Proposed Lease, Purchaser will deliver to Seller its written consent or rejection (with reasons therefore in reasonable detail), failing which Purchaser conclusively will be deemed to have consented to such amendment, modification or termination of a Lease or Proposed Lease, and the same will be deemed an Approved Lease. Notwithstanding the foregoing, Purchaser agrees that Seller may enter into
(i) a renewal, extension, expansion, amendment, modification or termination of a Lease pursuant to the tenant's right under such Lease to renew, extend, expand, amend or terminate, (ii) a renewal, extension, expansion, amendment, modification or termination of a Lease demising less than 1,500 square feet of Retail, Restaurant and Studio Office Space (a "Minor Lease") and/or (iii) a Proposed Lease demising less than 1,500 square feet of Retail, Restaurant and Studio Office Space without Purchaser's consent so long as such renewal, extension, expansion, amendment, modification or termination of the Minor Lease or entering into of the Proposed Lease satisfies the minimum leasing criteria set forth on SCHEDULE 8.2 (each such Lease, Minor Lease or Proposed Lease, as applicable, will be deemed an Approved Lease).

           8.3 INSURANCE TO REMAIN IN FORCE THROUGH CLOSING. The insurance policies covering the Property described on SCHEDULE 8.3, or equivalent coverage, will remain continuously in force through the Closing Date.

           8.4 MAINTENANCE OF PROPERTY. From and after the expiration of the Due Diligence Period and prior to the Closing, Seller will operate and manage the Property consistent with its operation and management of the Property for the twelve (12) months immediately preceding the Effective Date. Seller will maintain the Property in good repair and working order, and will deliver the Property to Purchaser at Closing in substantially the same condition as it existed on the date of this Agreement, ordinary wear and tear and insured casualty excepted.

           8.5 COMPLETION OF IMPROVEMENTS. At or before Closing, Seller will either (i) obtain final lien releases for, and record a termination of any notice of commencement recorded in connection with, any improvements to the Real Property or (ii) cause the Title Company to issue the "marked up" Title Commitment without the exception for mechanics', materialmen's or laborers' liens (either recorded or unrecorded); provided, however, (i) the remediation work being performed by Seller in connection with the ADA Litigation (the "ADA Remediation Work"), (ii) the Site Improvements and
(iii) any ongoing Landlord's Work (as such term is defined in the Approved Leases) assumed by Purchaser pursuant to SECTION 9.1(b) hereof are excluded from this covenant.

           8.6 ADA REMEDIATION WORK. Seller agrees to use diligent good faith efforts to complete the ADA Remediation Work prior to Closing. If, however, the ADA Remediation Work is not completed prior to Closing, Seller will diligently pursue completion of the ADA Remediation Work from and after the Closing Date. In such event, (i) Seller's obligation to deliver the certificate described in SECTION 10.1(f) of this Agreement will be postponed until the ADA Remediation Work is completed and (ii) Purchaser will (A) grant Seller a non-exclusive license to enter the Real Property for the purpose of completing the ADA Remediation Work and (B) cooperate with Seller, at no cost or liability to Purchaser, in connection therewith.

As security for Seller's obligation to complete the ADA Remediation Work, Seller will cause the contractor(s) performing the ADA Remediation Work to prepare a written estimate of the cost to complete the ADA Remediation Work as of the Closing Date (the "ADA Completion Cost"). Seller will place in escrow with Escrow Agent an amount equal to 125% of the ADA Completion Cost (the "ADA Escrow Funds"). Escrow Agent will disburse such ADA Escrow Funds to Seller as the ADA Remediation Work progresses. If the ADA Remediation Work is completed (as evidenced by the delivery of the certificate described in SECTION 10.1(f) of this Agreement) prior to the release of all ADA Escrow Funds, Escrow Agent will deliver the remainder, if any, of such ADA Escrow Funds to Seller.

           8.7 SITE IMPROVEMENTS. Notwithstanding anything contained in this Agreement to the contrary, Seller agrees to use diligent good faith efforts to complete the Site Improvements prior to Closing. If, however, the Site Improvements are not completed prior to Closing, Seller will diligently pursue completion of the Site Improvements from and after the Closing Date. In such event, Purchaser will (i) grant Seller a non-exclusive license to enter the Real Property for the purpose of completing the Site Improvements and (ii) cooperate with Seller, at no cost or liability to Purchaser, in connection therewith. Seller's completion of the Site Improvements will be evidenced by either (i) the receipt by Seller of a letter from the City of Weston acknowledging such completion or (ii) the return to Seller of the cash escrow or bond currently being held by the City of Weston as security for the completion of the Site Improvements (less any portion thereof retained by the City of Weston for administrative and other charges).

           8.8 COOPERATION REGARDING DOCUMENTARY STAMP TAX. Seller agrees to cooperate, at no cost or liability to Seller, with Purchaser and Purchaser's lender attempt to minimize the documentary stamp tax due in connection with Purchaser's financing of the acquisition of the Retail, Restaurant and Studio Office Space by assuming, amending or otherwise utilizing the existing security documents encumbering the Real Property.

     9.  MISCELLANEOUS CLOSING MATTERS

           9.1 PRORATIONS AT CLOSING. All real estate taxes (including assessments and other items shown on the tax bill or Title Insurance Commitment, but excluding the portion payable by Publix Supermarkets under their Lease), Indian Trace Development District taxes and assessments (which are assessed in advance based upon a fiscal year beginning October 1st and ending September 30th), personal property taxes, rents and other items of income and expense or accounts payable that are attributable both to periods prior to and after Closing, to the extent of available information, will be prorated through the day of Closing (by reference to the fiscal year or other period for which such amounts are calculated and charged) and cash due at Closing will be increased or decreased as may be required thereby. Taxes will be prorated based on the current year's tax with due allowance made for the maximum allowable discount and any other applicable exemptions; provided, however, if Closing occurs on a date when
(i) the current year's assessment is available, but the current year's millage is not fixed, then real estate taxes will be prorated based upon such assessment and the prior year's millage, (ii) the current assessment is not available, but Seller has received a TRIM notice (a copy of which will be provided to Purchaser and Purchaser will have the right to request that Seller contest or appeal, at Purchaser's sole cost and expense, any assessment reflected therein), then the real estate taxes will be prorated based upon the property taxes set forth in Column 2 of such TRIM notice (which reflects what the real estate taxes will be if the proposed budget change is made), or (iii) if Seller has not received a TRIM notice, then taxes will be prorated on the prior year's tax, each with due allowance made for the maximum allowable discount and any other applicable exemptions. Any tax proration based on an estimate may at the request of either Purchaser or Seller be subsequently readjusted within thirty (30) days of receipt of the tax bill and a statement to that effect will be set forth in the closing statement. Certified, confirmed and ratified special assessment liens as of the Closing Date are to be paid by the Seller. All other assessments are to be paid by Purchaser. If the improvements for which such liens have been placed upon the Property have been substantially completed as of the Closing Date, such pending liens will be considered as certified, confirmed or ratified and Seller will, at Closing, be charged an amount equal to the last estimate of the assessment for the improvement by the public body. The parties further agree as follows:

                 (a)  LEASES.

                      (i) CURRENT RENT. Rents that are payable for the month in which Closing occurs will be prorated.

                      (ii) PAST DUE RENTS. With respect to any past due rents (not including the month in which Closing occurs), Seller retains the right to collect, sue for and recover such rents. For the period commencing the day immediately following the Closing Date until the seventy-fifth
(75th) calendar day thereafter, Seller appoints Purchaser its attorney-in-fact for the limited purpose of cashing checks received by Purchaser which are (i) payable to Seller and (ii) not specifically designated or identifiable (on their face or in any correspondence included therewith) as payment of past due rents or other monies owed to Seller. If Purchaser receives checks which are specifically designated or identifiable (on their face or in any correspondence included therewith) as payment of past due rents or other monies owed to Seller, Purchaser will immediately remit same to Seller (and, if such payment is made payable to Purchaser, Purchaser will properly endorse same). If Seller receives checks which are specifically designated or identifiable (on their face or in any correspondence included therewith) as payment of rents or other monies owed to Purchaser for the post-Closing period, Seller will immediately remit same to Purchaser (and, if such payment is made payable to Seller, Seller will properly endorse same).

                      (iii) DEPOSITS. Any security deposits held pursuant to Approved Leases will be credited to Purchaser.

                      (iv)  PERCENTAGE RENT.  With respect to any
percentage rent due from tenants under Approved Leases allocable to periods prior to Closing, Seller may elect to retain the right to collect, sue for, recover and challenge the calculation of such percentage rents, or assign or transfer such rights to Purchaser in consideration of Purchaser's agreement to use its best efforts to collect such percentage rents on behalf of Seller and to pay to Seller the portion allocable to periods prior to Closing as and when collected, less reasonable out-of-pocket collection costs not in excess of local prevailing rates. If Seller elects to assign or transfer such rights to Purchaser, Purchaser will exercise reasonable diligence in the collection of such amounts and will provide Seller with copies of all documentation relevant to the calculation of such percentage rent. Seller will be afforded the opportunity to review, audit or challenge (or cause Purchaser to review, audit or challenge) such information or calculation. If such review, audit or challenge identifies an underpayment, Purchaser will reimburse Seller (or seek reimbursement from the applicable tenant(s)) for Purchaser's pro rata share (based on the amount of percentage rent collected (a) divided by twelve (12) and (b) multiplied by the number of months during the period for which such percentage rent is due that Purchaser owned the Property) of any reasonable out-of-pocket costs of such review, audit or challenge. Purchaser will use its best efforts to collect such underpayment and will pay to Seller its share (based on the amount of percentage rent collected (a) divided by twelve (12) and (b) multiplied by the number of months during the period for which such percentage rent is due that Seller owned the Property) as and when collected, less reasonable out-of-pocket collection costs not in excess of local prevailing rates.

                 (b) REAL ESTATE COMMISSIONS, TENANT IMPROVEMENTS AND ALLOWANCES. Seller will be responsible for all real estate commissions, tenant improvement allowances, tenant inducements and other sums payable with respect to Leases executed prior to the Closing Date. Seller will pay all sales taxes due with respect to the Property for the period prior to Closing. Purchaser will assume responsibility for any ongoing Landlord's Work (as such term is defined in the Approved Leases) that remains incomplete as of the Closing Date, and Purchaser will receive a credit against the Purchase Price equal to the amount reasonably necessary to complete such work. This Section 9.1(b) will survive Closing.

                 (c) BUILDING COMMON EXPENSES. Building Common Expenses paid to Seller by the tenants under the Approved Leases for the month in which the Closing Date occurs will be prorated. With respect to any past due Building Common Expenses (not including the month in which Closing occurs), Seller retains the right to collect, sue for and recover such past due Building Common Expenses. Notwithstanding the foregoing, Purchaser may, during the Due Diligence Period, perform an analysis of the Building Common Expenses. If Purchaser's analysis reflects that Seller has been undercharging for Building Common Expenses (or any portion thereof for which Seller has the right under the Approved Leases to separately charge and collect), and Seller, acting in good faith, verifies same, Seller agrees to exercise any rights it may have under the Approved Leases to immediately commence collection of additional funds necessary to cover such deficiency. Moreover, at the end of the fiscal year (for purposes of calculating Building Common Expenses) during which the Closing Date occurs, Purchaser will promptly adjust (or cause to be adjusted) the Building Common Expenses to actual expenses and will promptly deliver a detailed analysis thereof to Seller (the "Reconciliation Statement"). The Reconciliation Statement will be certified by Purchaser's accountant or chief financial officer as being compliant with the terms of the Approved Leases and prepared in accordance with generally accepted accounting principles. Seller will have the right to audit and inspect the books and records relating to the Building Common Expenses for sixty (60) days after Seller's receipt of such Reconciliation Statement, and Purchaser will reimburse Seller for the cost of the audit if such audit discloses an error of more than five percent (5%) from the figures set forth in the Reconciliation Statement. If the Reconciliation Statement reflects: (i) a deficiency in Building Common Expenses (or any portion thereof for which Seller has the right under the Approved Leases to separately charge and collect), Purchaser promptly will bill the tenants under the Approved Lease and, upon its receipt of the funds, immediately remit to Seller the portion thereof allocable to the period prior to the Closing Date, or (ii) an overage in Building Common Expenses paid to Seller by the tenants under the Approved Leases, Seller will reimburse Purchaser for the amount due the tenants under the Approved Leases allocable to the period prior to the Closing Date by the later of (i) the date by which such amounts must be paid to such tenants under the Approved Leases or (ii) ten (10) days after Seller's receipt and review of the Reconciliation Statement. Notwithstanding the foregoing, Purchaser acknowledges that, pursuant to its Lease, Publix Supermarket pays its share of the real estate taxes in one lump sum at the end of the year. Therefore, the share of real estate taxes attributable to the Publix Supermarkets space will be excluded from the real estate tax propration described in SECTION 9.1 hereof and from Purchaser's analysis regarding underpayment of Building Common Expenses described above. After Closing, Purchaser will have the right to collect, sue for and recover such real estate taxes from Publix Supermarkets.

                 (d) WESTON TOWN CENTER COMMON EXPENSES. Seller will cause to be delivered to Purchaser the estoppel certificate described in
SECTION 10.1(h)(v) reflecting that all Weston Town Center Common Expenses (as defined in the Approved Leases) with respect to the Real Property have been paid in full. With respect to any past due Weston Town Center Common Expenses owed by tenants under the Approved Leases, Seller retains the right to collect, sue for and recover from such tenants such past due Weston Town Center Common Expenses.

           9.2 PRORATIONS POST CLOSING. Seller and Purchaser acknowledge that it will not be possible to make all necessary adjustments in items of proration at Closing. As a result, all utility charges, accounts payable and receivable and other items of income and expense as to which information is not available prior to Closing will be subject to a post closing adjustment procedure set forth in this SECTION 9.2. Other items of income or expense will be prorated as to Seller for the period up to and including the day of the Closing and as to Purchaser for the period of the day after the Closing and thereafter. Seller and Purchaser agree that their respective designated accounting personnel will diligently proceed to make such adjustments promptly following the date of Closing in order to finalize all such adjustments within the earlier of: (i) thirty (30) days after the Closing Date or (ii) thirty (30) days after the date all information necessary to make such adjustments is available to both parties. Each party agrees to promptly pay to the other party, within ten
(10) days of such final adjustment determination, any amounts due and owing to such party. The provisions of this SECTION 9.2 will survive the Closing for a period of six (6) months.

           9.3 CALCULATION OF PRORATIONS. In the calculating of the prorations mentioned in this Agreement, the Seller will be deemed to own the Property through the Closing Date, and the Purchaser will be deemed to own the Property thereafter. All prorations will be based upon a 365 day year or, where other than an annual period is involved, on the actual number of days in the applicable period.

           9.4 ACCOUNTS PAYABLE. All accounts payable that are attributable to operations of the Retail, Restaurant and Studio Office Space for the period through the day of Closing will be paid by Seller. Accounts payable which are attributable to periods both before and after Closing will be prorated as provided in SECTION 9.1 above, and if due and payable prior to Closing will be paid by Seller, or if due and payable after Closing, will be paid by Purchaser.

           9.5 PURCHASER'S CLOSING COSTS. At Closing, Purchaser will pay for inspections (if any), all recording fees, all costs of financing, Purchaser's attorneys' fees, the cost of the mortgagee's title insurance premium and any endorsements thereto required by Purchaser's lender.

           9.6 SELLER'S CLOSING COSTS. At Closing, Seller will pay for its attorney's fees, the cost of recording any corrective instruments required hereby, the cost of the Survey, Florida documentary stamp taxes on the Deed to the Real Property and the cost of the owner's title insurance premium.

           9.7 COST OF TRANSFER OF ASSUMED OBLIGATIONS. Purchaser will pay any fee or cost charged by the other party to Assumed Obligations in connection with the assignment of such Assumed Obligation to Purchaser. Seller will pay the amounts required by any other party under an Assumed Obligation to procure the release of Seller under such Assumed Obligation.

           9.8 CLOSING CREDIT. Purchaser will be entitled to a credit against the Purchase Price at Closing in the amount of Three Hundred Thirty Thousand and 00/100 Dollars ($330,000.00). The credit will be reflected on the Closing Statement.

     10.  CLOSING DOCUMENTS

           10.1 DOCUMENTS TO BE DELIVERED BY SELLER. At Closing, Seller will deliver or cause to be delivered to Purchaser the following:

                 (a) A Special Warranty Deed conveying to Purchaser fee simple title to the Real Property, subject to the Permitted Exceptions in the form attached hereto as FORM A;

                 (b) a standard No-Lien Affidavit as to the Property in the form attached hereto as FORM B;

                 (c) a Non-Foreign Status Affidavit in the form attached hereto as FORM C;

                 (d) a Bill of Sale transferring to Purchaser all of Seller's right, title and interest in and to the Tangible Assets in "AS IS, WHERE IS" condition in the form attached hereto as FORM D;

                 (e) Estoppel Certificate(s) satisfying the Minimum Estoppel Requirement;

                 (f) Americans With Disabilities Act Accessibility Guidelines Compliance Certificate from Larry Schneider or another professional consultant with equal or better credentials, which certificate will be in the form attached hereto as FORM J;

                 (g) a Certificate updating the representations and warranties of Seller contained in SECTION 7.2 of this Agreement;

                 (h) with respect to the Association, (i) an estoppel certificate confirming payment of Weston Town Center Common Expenses for the Real Property, (ii) resignations of Seller's appointees on the Board of Directors (as both directors and officers), (iii) the termination of Seller's "Class B" membership in the Association, and (iv) use commercially reasonable efforts to deliver the items set forth on SCHEDULE 10.1(h) hereto;

                 (i) a "marked up" Title Insurance Commitment which deletes all of the standard exceptions (except taxes for the year of Closing and an exception for matters shown on the Survey); and

                 (j)  the correspondence files for tenants under Approved
Leases.

           10.2 DOCUMENTS TO BE DELIVERED BY PURCHASER. At Closing, Purchaser will deliver or caused to be delivered to Seller the Purchase Price (of which the Deposit will be a part, unless previously delivered to Seller) and a Certificate updating the representations and warranties of Purchaser contained in SECTION 7.1 of this Agreement.

           10.3 MUTUAL OBLIGATIONS. At Closing, Seller and Purchaser will mutually execute and deliver to each other:

                 (a)  a Closing Statement in customary form;

                 (b)  the License Agreement;

                 (c) authority documents of Seller and Purchaser authorizing the sale and purchase of the Property;

                 (d)  an Assignment and Assumption of the Assumed
Obligations (other than Approved Leases as set forth in subsection (f) below)) in the form attached hereto as FORM E;

                 (e) an Assignment and Assumption of the Intangible Personal Property in the form attached hereto as FORM F;

                 (f) an Assignment and Assumption of the Approved Leases in the form attached hereto as FORM G;

                 (g) a Notice to Tenants executed by Seller and Purchaser; and

                 (h) such other documents as are mentioned herein or as may be reasonably necessary to effectuate the closing of the transaction contemplated by this Agreement.

     11.  MISCELLANEOUS

           11.1 NOTICES. All notices, requests, consents, instructions and communications required or permitted under this Agreement will be in writing (including telex, telecopy and telegraphic communication) and will be (as elected by the person giving such notice) hand-delivered by messenger or overnight courier service, telecommunicated, telecopied or mailed (air mail if international) by registered or certified mail (postage prepaid), return receipt requested, and addressed to each party at their respective addresses as set forth below or to such other addresses any party may designate by notice complying with the terms of this Section:

           If to Seller:          James D. Motta
                                  President, Chief Executive Officer
                                  Arvida Company
                                  7900 Glades Road, Suite 200
                                  Boca Raton, Florida 33434
                                  Telephone: 561-479-1100
                                  Telecopy: 561-479-1226

           Copy to:               John Baric, Esq.
                                  Vice President, General Counsel
                                  Arvida Company
                                  7900 Glades Road
                                  Suite 200
                                  Boca Raton, FL 33434
                                  Telephone: 561-479-1160
                                  Telecopy: 561-479-1226

           And to:                Renee' M. Wilmot, Esq.
                                  Senior Counsel
                                  Arvida/JMB Partners
                                  7900 Glades Road
                                  Suite 200
                                  Boca Raton, FL  33434
                                  Telephone:  561-479-1140
                                  Telecopy: 561-479-1227

           And to:                White & Case LLP
                                  200 South Biscayne Blvd., Suite 4900
                                  Miami, Florida 33131
                                  Attention: H. William Walker, Jr.
                                  Telephone:  305-371-2700
                                  Telecopy: 305-358-5744

           If to Purchaser:       Belmont Investment Corp.
                                  620 College Avenue
                                  Haverford, Pennsylvania 19041
                                  Attention: Barry J. Belmont
                                  Telephone:  215-990-6869
                                  Telecopy: 610-896-0515

           Copy to:               Belmont Investment Corp.
                                  620 College Avenue
                                  Haverford, Pennsylvania 19041
                                  Attention: Peter A. Mardinly, Esq.
                                  Telephone:  610-896-0513
                                  Telecopy: 610-896-0515

           And to:                Frazier, Hotte & Associates, P.A.
                                  2400 E. Commercial Blvd, Suite 826
                                  Fort Lauderdale, Florida 33308
                                  Attention: Robert W. Frazier, Jr., Esq.
                                  Telephone:  954-928-1800
                                  Telecopy: 954-928-1865

Each such notice, request or other communication will be considered given and will be deemed delivered: (a) on the date delivered if by personal delivery or courier service, (b) on the date of transmission with confirmed answer back if by telex or telegraph or telecopier if the confirmation shows that the communication was received prior to 5:00 P.M. Eastern Time on a business day, and on the next business day if the confirmation shows that the communication was not received until after 5:00 P.M. Eastern Time or on a nonbusiness day; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Rejection, refusal to accept or inability to deliver of which no notice was given will be deemed to be receipt of such notice, request or other communication.

           11.2  Default: Remedies.

                 (a) PURCHASER DEFAULT. If Purchaser fails to perform its obligations under this Agreement, and, except in the case of any obligation for which a specific deadline is set forth herein (including, by way of example, Purchaser's obligation to deliver the Deposits, to notify Seller of Objections, to complete its due diligence, to close on the purchase of the Property (subject to the provisions of SECTION 2.1 hereof), etc., for which no notice or opportunity to cure will be required), such failure continues for a period of thirty (30) calendar days after written notice thereof by Seller to Purchaser, specifying with particularity the nature of Purchaser's failure to perform, then Escrow Agent will deliver to Seller the Deposits, unless previously delivered to Seller, and Seller will be entitled to retain all of such monies as full and agreed upon liquidated damages in full settlement of any and all claims against Purchaser for Damages or otherwise, whereupon this Agreement will be null, void and of no further force and effect and neither party will have any further liability or obligation to the other hereunder; provided that this SECTION 11.2(a) will not restrict or limit any indemnity for which provision is made in this Agreement. The parties hereby acknowledge that this provision for liquidated damages is a fair and reasonable measure of the Damages to be suffered by Seller in the event of Purchaser's default because the exact amount of such Damages are incapable of being ascertained.

                 (b) SELLER DEFAULT. If Seller fails to perform its obligations under this Agreement, and, except in the case of any obligation for which a specific deadline is set forth herein (including, by way of example, Seller's obligation to close on the sale of the Property (subject to the provisions of SECTION 2.1 hereof), for which no notice or opportunity to cure will be required), such failure continues for a period of thirty (30) calendar days after written notice thereof by Purchaser to Seller, specifying with particularity the nature of Seller's failure to perform, Purchaser may, in its sole discretion, elect to: (i) cancel this Agreement by giving written notice to Seller and this Agreement will be deemed to be terminated as of the date of such notice, in which event Purchaser will be entitled to an immediate return of the Deposits or (ii) maintain an action for specific performance. Subsections (i) and (ii) of this SECTION 11.2(b) are the sole and only remedies of Purchaser against Seller except in the following circumstances: (i) a breach by Seller of a representation or warranty contained in SECTION 7.2 hereof, in which case Purchaser may seek to recover Damages, subject to the limitations set forth in SECTIONS 7.3 and 11.2(e) hereof, and (ii) an intentional or fraudulent breach of any covenant contained in this Agreement which is not enforceable by specific performance, in which case Purchaser may seek to recover Damages, subject to the limitations set forth in SECTION 11.2(e) hereof; provided, however, in no event will Seller be liable to Purchaser for any loss of profits or any other indirect, special, consequential, punitive or similar damages and Purchaser expressly waives its rights to any such remedies. Notwithstanding the characterization of any provisions of this Agreement as representations and warranties, Seller will not be liable for loss of bargain or punitive, treble or other measures of damages, and Purchaser will be limited to the remedies set forth herein and Purchaser expressly waives its rights to any other remedies.

                 (c) DEFAULT AFTER CLOSING. If Purchaser or Seller fails to perform any of the covenants of this Agreement to be performed after Closing, and such default is not cured within thirty (30) days after written notice, the other party will have all remedies at law or in equity, subject (except where the remedy requested is injunctive relief or specific performance) to the requirement that all disputes, controversies and causes of action of every kind and nature between the parties hereto arising out of or in connection with this Agreement will be subject to binding arbitration as provided in SECTION 11.20 below. Where the remedy requested is injunctive relief, it will not be necessary for the party requesting injunctive relief to show any actual damage or post an injunction bond.

                 (d) ATTORNEYS' FEES. The parties further agree that in the event it becomes necessary for either party to litigate or arbitrate in order to enforce its rights under the terms of this Agreement, the prevailing party will be entitled to recover reasonable legal expenses and court and arbitration costs through all trial and appellate levels.

                 (e)  RECOURSE LIMITED TO NET PROCEEDS OF SALE; SURVIVAL.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NEITHER SELLER NOR ANY PRESENT OR FUTURE CONSTITUENT PARTNER IN OR AFFILIATE OF SELLER, NOR ANY SHAREHOLDER, OFFICER, DIRECTOR, EMPLOYEE, TRUSTEE, BENEFICIARY OR AGENT OF ANY CORPORATION OR TRUST THAT IS OR BECOMES A CONSTITUENT PARTNER IN SELLER, SHALL BE PERSONALLY LIABLE, DIRECTLY OR INDIRECTLY, UNDER OR IN CONNECTION WITH THE AGREEMENT, OR ANY DOCUMENT, INSTRUMENT OR CERTIFICATE SECURING OR OTHERWISE EXECUTED IN CONNECTION WITH THE AGREEMENT, OR ANY AMENDMENTS OR MODIFICATIONS TO ANY OF THE FOREGOING MADE AT ANY TIME OR TIMES, HERETOFORE OR HEREAFTER, OR IN RESPECT OF ANY MATTER, CONDITION, INJURY OR LOSS RELATED TO THE AGREEMENT OR THE LAND, AND ONLY SELLER'S INTEREST IN THE LAND (OR NET PROCEEDS THEREOF) SHALL BE AVAILABLE TO SATISFY ANY CLAIMS AGAINST SELLER; AND THE PURCHASER AND EACH OF ITS SUCCESSORS AND ASSIGNEES WAIVES AND DOES HEREBY WAIVE ANY SUCH PERSONAL LIABILITY. For purposes of the Agreement, and any such instruments and certificates, and any such amendments or modifications, neither the negative capital account of any Constituent Partner in Seller, nor any obligation of any Constituent Partner in Seller to restore a negative capital account or to contribute capital to Seller or to any other Constituent Partner in Seller, shall at any time be deemed to be the property or an asset of Seller or any such other Constituent Partner (and neither Purchaser nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a Constituent Partner's obligation to restore or contribute). As used in this Paragraph, a "Constituent Partner" in Seller shall mean any direct partner in Seller and any person that is a partner in any partnership that, directly or indirectly through one or more other partnerships, is a partner in Seller. Unless otherwise noted herein, none of Seller's representations, warranties, covenants or agreements shall survive Closing and all of the same shall merge into the Deed to be given by Seller except as and to the extent expressly provided to the contrary herein; provided however, that notwithstanding the foregoing, if Purchaser learns of any breach of non-performance of any representation, warranty, covenant or agreement prior to Closing, Purchaser shall promptly notify Seller thereof, and such representation, warranty, covenant or agreement shall not survive Closing (whether or not Purchaser notifies Seller thereof) but, rather, shall merge into the Deed to be given by Seller, it being the intention of the parties that no breach or non-performance of which Purchaser has knowledge prior to Closing shall survive Closing should Purchaser elect to close notwithstanding knowledge of such breach or non-performance. Enforcement by Seller, its successors and assignees, of each and every covenant and obligation (including but not by way of limiting, obligations to indemnify and hold harmless) of Purchaser set forth herein, and exercised by Seller, its successors and assignees, of all rights granted to any of them herein, shall survive all closings and deliveries of deeds, notwithstanding anything set forth herein to the contrary. In no event shall Seller be liable for any special, incidental, exemplary or punitive damages, or for any indirect or consequential damages, including but not limited to those for business interruption or loss of profits, even if Seller is notified of the possibility of such damages.

           11.3 REAL ESTATE BROKERS. Seller and Purchaser each represent and warrant to the other that it has not dealt with any real estate agent, broker or finder in connection with the transaction contemplated by this Agreement, except that Purchaser has previously dealt with Daniel Brown of Arvida Realty Sales and Seller will be responsible for any commission that may be determined to be payable to Daniel Brown. Each party hereby agrees to indemnify, defend and save the other harmless from the claims and demands of any real estate agent, broker or finder claiming to have dealt with the indemnifying party in connection herewith. Each indemnity will include all costs and expenses incurred by the indemnified party in enforcing this indemnity, including without limitation all attorneys' fees and other professional charges. This SECTION 11.3 will survive termination of this Agreement and Closing.

           11.4 EMINENT DOMAIN. In the event that a portion of the Improvements, estimated by Seller, in good faith, to be more than Five Hundred Thousand and 00/100 Dollars ($500,000.00) (which estimate will be provided by Seller to Purchaser in writing specifying with particularity the basis for such estimate), is taken by any governmental authority under its power of eminent domain, Seller will promptly give Purchaser written notice thereof and Purchaser will have the option, upon notice given to Seller not later than ten (10) days following such taking: (i) to proceed to Closing, in which event Seller will assign its rights in the condemnation award to Purchaser and Seller will provide any information requested by Purchaser in connection with the condemnation proceeding and Seller and Purchaser will cooperate in connection therewith in order to protect Purchaser's rights, and Purchaser will receive the condemnation award from Seller if Seller has been paid before the Closing Date or (ii) to terminate this Agreement, whereupon the Deposit will be returned to Purchaser and the parties will be relieved of all further obligations hereunder except those that expressly survive termination of this Agreement.

           11.5 CASUALTY DAMAGE. If, prior to the Closing Date, the Improvements or any portion thereof are damaged by fire, vandalism, acts of God or other casualty or cause, Seller will promptly give Purchaser written notice of any such damage, together with Seller's good faith estimate of the cost of repair and restoration (which estimate will be provided by Seller to Purchaser in writing specifying with particularity the basis for such estimate). In the event there is damage and destruction to the Improvements and the cost of repair and restoration of such Improvements is estimated by Seller, in good faith, to be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), the Closing will proceed as originally scheduled without diminution in the Purchase Price, except for a credit against the Purchase Price in the amount of any insurance deductible, which in no event will be an amount greater than the value of the casualty, and Seller will assign to Purchaser any and all right, title and interest Seller may have in insurance proceeds and the right to receive the same with regard to such damage or destruction with a credit against the Purchase Price for any deductible or self-insured amount under such policy.

In the event the cost of repair and restoration of such damaged Improvements is estimated by Seller, in good faith, to equal or exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), Purchaser will have the option, by written notice to Seller within ten (10) days of written notice of such damage or destruction from Seller, to: (a) take the Property as it then exists without abatement of the Purchase Price, except for a credit against the Purchase Price in the amount of any insurance deductible, which in no event will be an amount greater than the value of the casualty, together with the insurance proceeds, if any, or the right to receive the same and the right to any other claims arising as a result of the damage, in which event the Closing will proceed, or (b) terminate this Agreement, whereupon the Deposits will be returned to Purchaser and the parties will be relieved of all further obligations hereunder except those that expressly survive termination of this Agreement. If Purchaser is obligated or elects to close this transaction subsequent to any casualty damage as provided for in this SECTION 11.5, Seller agrees to cooperate with Purchaser in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Purchaser at Closing its right to such insurance proceeds, and Seller will not settle any insurance claims or legal actions relating thereto without Purchaser's prior written consent, which consent will not be unreasonably withheld.

           11.6 INTERPRETATION PRESUMPTION. This Agreement has been negotiated by the parties hereto and by the respective attorneys for each party. The parties represent and warrant to one another that each has, by counsel and otherwise, actively participated in the finalization of this Agreement, and in the event of a dispute concerning the interpretation of this Agreement, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

           11.7 PARTIAL INVALIDITY. If any term or provision of this Agreement is, to any extent, held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such invalid term or provision to other Persons or circumstances will not be affected thereby.

           11.8 APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

           11.9 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto, and neither Seller nor Purchaser, nor any agent representing either, has made any statement, promise or agreement, orally or otherwise, in addition to or in conflict with the terms of this Agreement. Any representation or agreement made during the negotiations is hereby merged into this Agreement and if not set forth herein, is hereby waived.

           11.10 CAPTIONS/HEADINGS. The section captions of this Agreement have been inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement. "Exhibit" or "Exhibits" means the specific Exhibit or group of Exhibits referred to herein and attached hereto and made a part of this Agreement by the reference thereto made. In the event one or more Exhibits referred to herein are not attached or completed at the date hereof, or are required to be updated, modified or changed at and as of the Closing, such Exhibit or Exhibits will be completed as soon as practical, and when initialed by Seller and Purchaser will be attached hereto and will then constitute the Exhibit referred to herein. The words "hereof," "herein" and words of like import refer to this Agreement as a whole and not to the section or paragraph in which they appear, unless the contrary is clearly indicated by the context.

           11.11 MODIFICATIONS. This Agreement may be waived, changed, modified, amended or discharged only by an agreement in writing and signed by the party against whom enforcement of such waiver, change, modification, amendment or discharge is sought.

           11.12 RECORDING. Neither Seller nor Purchaser will record this Agreement, nor any memorandum or other notice of its terms. The parties recognize that the recording of this Agreement or any other memorandum of its terms by Purchaser will constitute a default by Purchaser under this Agreement. Additionally, the recording of this Agreement or any memorandum of its terms may create a cloud on the title of the Property and will cause irreparable harm to Seller, entitling Seller to enforce its obligations by an action for specific performance and/or any other right or remedy provided at law and/or in equity. Purchaser hereby indemnifies and holds harmless Seller for any loss, cost or expense incurred by Seller, including but not limited to attorneys' fees and court costs through all negotiations, trial and appellate levels resulting from Purchaser's recordation of this Agreement or any memorandum of its terms. The provisions of this Section will survive any termination of this Agreement and Closing.

           11.13 ASSIGNMENT.

                 (a) Purchaser may assign all of its rights and obligations hereunder to any Affiliate; provided, however, that such Affiliate must fulfill the requirements of the representations and warranties mentioned in SECTION 7.1 above, and execute a separate reaffirmation thereof. Otherwise, Purchaser may not assign any of its rights and obligations hereunder to any party without the prior written consent of Seller, and Seller will not be bound to honor any rights under this Agreement of a purported successor to or assignee of Purchaser, although any assignment by Purchaser without Seller's prior written consent will cause Purchaser's assignee or successor to be liable hereunder together with Purchaser.

                 (b) Seller may not assign any of its rights or obligations hereunder without the prior written consent of Purchaser, in Purchaser's sole and absolute discretion, except to an Affiliate of Seller with the power to convey the Property and perform Seller's other obligations as required hereby.

                 (c) Purchaser and/or Seller hereunder may desire to exchange the Property for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Purchaser and/or Seller expressly reserve(s) the right to assign its(their) rights, but not its (their) obligations, hereunder to a Qualified Intermediary as provided in Treas. Reg. Section 1.1031(k) on or before the Closing Date. The parties agree to cooperate in effecting any such exchange or exchanges in accordance with Section 1031, including execution of any documents that may be reasonably necessary to effect the exchange; provided that the party not requesting the exchange shall not bear any additional costs or incur any additional liability by so doing.

           11.14 SUCCESSORS AND ASSIGNS. This Agreement is binding upon, and will inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

           11.15 TIME OF ESSENCE. Time is of the essence of this Agreement. If the day for performance of any obligation under this Agreement falls on a Saturday, Sunday or recognized holiday, the time for such performance will be extended to the next business day.

           11.16 NO PUBLICATION OR DISCLOSURE. In addition to the provisions of the Confidentiality Agreement, the parties agree that no public announcement of the transaction hereby contemplated will be made which discloses any of the financial terms hereof until after Closing without the prior written consent of the other party; provided, however, that nothing herein will prevent the limited disclosure or use by either party of this Agreement or any of the terms hereof that is: (i) made in one or more reports prepared to be sent to investors by either party hereto or their Affiliates, (ii) required by law to be disclosed to governmental agencies in connection with (a) the approval or reporting of the transaction contemplated herein, (b) securities, financial or tax reporting requirements, or (c) any administrative, legislative or judicial proceeding or pursuant to any decree or judgment of any administrative agency or tribunal or any court of competent jurisdiction, or (iii) already known by the Persons to whom such disclosure or publication is made by such party. Any breach of this covenant not to disclose will, at the election of the party not giving such consent to disclosure, constitute a material default by the party making such disclosure under this Agreement. After Closing, Seller and Purchaser agree that they will jointly control the text, and issuance, of a public press release or statement pertaining to this Agreement or the transactions contemplated hereunder. This SECTION 11.16 will survive termination of this Agreement for a period of six (6) months.

           11.17 ESCROW AGENT. Seller and Purchaser acknowledge and Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein. The Deposits will be held and disbursed by Escrow Agent as follows:

                 (a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                 (b) Seller and Purchaser agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim; provided, however, that if such expenses are incurred by Escrow Agent in connection with arbitration or litigation between Seller and Purchaser, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

                 (c) Escrow Agent will not make any disbursements of the Deposits (except at Closing) without giving written notice to the party which will not receive the disbursements at least ten (10) business days in advance of the disbursement. The failure of the party not receiving the disbursements to object to the disbursement by written notice to the other party and to the Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, Escrow Agent will file an action in interpleader to resolve such disagreement. Escrow Agent will be indemnified (by Seller or Purchaser, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

                 (d) Escrow Agent will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

                 (e) Escrow Agent may resign upon fifteen (15) days' written notice to Seller and Purchaser, and if a successor escrow agent is not appointed within such fifteen-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

                 (f) Purchaser acknowledges that Escrow Agent is also acting as counsel to Seller, and agrees that Escrow Agent's duties pursuant to this SECTION 11.17 will not be deemed a conflict of interest affecting such representation of Seller.

           11.18 COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

           11.19 NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly stated in this Agreement, this Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other party or entity will be entitled to rely upon or receive any benefit from this Agreement or to constitute a third party beneficiary hereunder.

           11.20  ARBITRATION.

                 (a) All disputes regarding this Agreement and/or the transactions contemplated hereby will be subject to binding and mandatory arbitration. Within ten (10) days after receipt of a notice from either party to arbitrate a dispute, Seller and Purchaser will each appoint one arbitrator from the American Arbitration Association. Within thirty (30) days after receipt of the aforementioned notice to arbitrate, the two appointed arbitrators will appoint an additional arbitrator. If all of the arbitrators have not been selected within the thirty (30) days, then the American Arbitration Association will appoint arbitrators to fill any vacancies. All arbitrators will be impartial and unrelated, directly or indirectly, to Seller or Purchaser, and at least one will be an attorney.

                 (b)  PROCEDURE.

                      (i) All arbitration hearings will be held at a place designated by the arbitrators in Broward County, Florida and will be conducted in accordance with the rules of the American Arbitration Association. The arbitrators will commence the first such hearing within ten (10) days of the selection of the last arbitrator, and will render a written decision upon the matter presented to them by a majority vote within fifteen (15) days after the arbitration proceedings are completed. Purchaser and Seller and the arbitrators will use their best efforts to conclude the hearings as quickly as possible, taking into consideration the respective parties reasonable needs for discovery and preparation.

                      (ii) The decision rendered by the arbitrators will be final and binding on the Purchaser and Seller and will not be subject to appeal except on the grounds that the decision was procured by fraud or corruption engaged in by the arbitrators.

                      (iii) The arbitrators will agree to observe the
                            Code of Ethics for Arbitrators in Commercial
                            Disputes promulgated by the American
                            Arbitration Association.

                      (iv) To the extent that the Purchaser or Seller are required to make confidential information available to the arbitrators, an agreement or order will be entered in the proceeding protecting the confidentiality of and limiting access to such information before either Purchaser or Seller is required to produce such information. Information produced by a party will be used exclusively in the arbitration and will not otherwise be disclosed.

                      (v) Fees of the arbitrators and other costs of the arbitration proceeding (but not the cost of presenting a party's case) will be divided equally between Purchaser and Seller, and a prevailing party, as designated by the arbitrators, will be entitled to recover its portion of such costs from the other.

           11.21 RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon or Radon testing may be obtained from your County Public Health unit.

           11.22 EXCLUSIVITY. Prior to Closing or the earlier termination of this Agreement, Seller will not negotiate with any other parties concerning the sale of the Property. In the event that Purchaser shall default hereunder prior to or at Closing, Seller may begin or resume negotiations with any other prospective purchasers.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.



Signed, sealed and delivered
in the presence of:               SELLER:

--------------------------        WESTON TOWN CENTER, LLC,
                                  a Delaware limited liability company
Name:
     --------------------         By:  Arvida/JMB Partners,
                                       a Florida general partnership,
                                       its sole member

                                       By:   Arvida/JMB Managers, Inc.,
--------------------------                   a Florida corporation,
                                             its general partner
Name:
     --------------------
                                             By:
                                                   ---------------------
                                                   Name: Mark D. Lassman
                                                   Title: Vice President

Signed, sealed and delivered
in the presence of: PURCHASER:


-----------------------------     BELMONT INVESTMENT CORP.,
                                  a Pennsylvania corporation
Name:
     -----------------------

                                  By:  _________________________________
-----------------------------          Barry J. Belmont, President

Name:
     -----------------------




                                JOINDER
                                -------

     WHITE & CASE, LLP, as Escrow Agent, hereby joins in this Agreement for the purpose of agreeing to be bound by the terms and provisions of
SECTION 11.17 of such Agreement.


                                  WHITE & CASE, LLP

                                  By:
                                       ------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------




                                JOINDER
                                -------

     ARVIDA/JMB PARTNERS, a Florida general partnership, hereby joins in this Agreement for the purpose of agreeing to be bound by the terms and provisions of SECTION 6.4 of such Agreement.

                                  ARVIDA/JMB PARTNERS,
                                  a Florida general partnership

                                  By:  ARVIDA/JMB Managers, Inc.

                                       By:
                                             -------------------------
                                             Name:  Mark D. Lassman
                                             Title: Vice President

                 LIST OF EXHIBITS, SCHEDULES AND FORMS
                 -------------------------------------

EXHIBIT A             Description of Center

EXHIBIT B             Description of Land

EXHIBIT C             Description of South Office Parcel

EXHIBIT D             Hurricane "Box" Exhibit

SCHEDULE 7.1(d)       Purchaser's Litigation

SCHEDULE 7.2(d)       Seller's Litigation

SCHEDULE 7.2(g)       List of Permits and Licenses

SCHEDULE 7.2(h)       List of Contracts

SCHEDULE 7.2(i)       List of Tangible Assets

SCHEDULE 7.2(j)       Hazardous Substances

SCHEDULE 7.2(k)       List of Leases

SCHEDULE 7.2(l)       Liens

SCHEDULE 7.2(n)       Warranties

SCHEDULE 8.2          Leasing Parameters

SCHEDULE 8.3          Insurance Coverage

SCHEDULE 10.1(h)      Association Turnover Items

FORM A                Special Warranty Deed

FORM B                No Lien Affidavit

FORM C                Non-Foreign Affidavit

FORM D                Bill of Sale

FORM E                An Assignment and Assumption
                      of the Assumed Obligations

FORM F                An Assignment and Assumption of the
                      Intangible Personal Property

FORM G                An Assignment and Assumption of Approved Leases

FORM H                Estoppel Certificate

FORM I                License Agreement

FORM J Americans With Disabilities Act Accessibility Guidelines Compliance Certificate

            FIRST AMENDMENT TO SALE AND PURCHASE AGREEMENT
            ----------------------------------------------

     THIS FIRST AMENDMENT TO SALE AND PURCHASE AGREEMENT (this "Amendment") made this 17th day of January, 2003 effective as of December 13, 2002, modifies and amends the Sale and Purchase Agreement dated September 6, 2002 (the "Agreement," capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement) between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Seller"), WESTON TC LTD., a Florida limited partnership (the "Parcel Purchaser") and WATERWAYS II, LLC, a Florida limited liability company the "Common Area Purchaser," and together with Parcel Purchaser, the "Purchaser"), as assignees of BELMONT INVESTMENT CORP., a Pennsylvania corporation, by assignment provided to and acknowledged by Seller.

     Purchaser and Seller hereby acknowledge and agree as follows:

     1. ACKNOWLEDGEMENT, REPRESENTATIONS AND WARRANTIES. The time granted under the Agreement for inspections and for any other due diligence in connection with the sale and purchase of the Property has previously expired and is of no further force and effect. Buyer and Seller, as of the date of this First Amendment, represent and warrant to each other that as of the date of this First Amendment, the representations and warranties in Sections 7.1 (Purchaser) and 7.2 (Seller) of the Agreement, as modified by this First Amendment, are true and correct. Amended and updated Schedules 7.2(k) and 7.2(g) are attached hereto and incorporated herein by reference.

As of the date of execution of this First Amendment, neither Seller nor Purchaser has actual knowledge, without inquiry, of any uncured defaults on the part of the other under the Agreement. There are no conditions to the parties' obligation to close on the sale and purchase of the Property other than as specifically set forth in the Agreement or this First Amendment.

     2. FINANCING - SELLER COOPERATION. Purchaser has obtained a commitment from Column Financial, Inc. ("Column"), for a loan to finance the Purchase of the Property dated January 17, 2003. Notwithstanding anything to the contrary in the Agreement, except as otherwise specifically set forth in this First Amendment, the parties have agreed that Purchaser's obligation to close is NOT conditioned upon Purchaser closing the Column loan substantially as set forth in the Loan Commitment. Upon the execution and delivery of this First Amendment, Purchaser will accept the Loan Commitment and pay all fees due thereunder to Column, and at Closing Seller and Arvida/JMB Partners will execute and deliver the Indemnity Agreement (Exhibit 12-FA) to Column in accordance with Paragraph 12 hereof.
Purchaser will use commercially reasonable efforts to timely perform all requirements of Column in connection with the Loan Commitment.

     Seller agrees (a) (i) reasonably and in good faith to cooperate with Purchaser in attempting to provide, and (ii) to cause persons or entities under Seller's dominion and control to provide, information, or materials that are reasonably required of Purchaser by Column in order to facilitate the Closing, (b) reasonably to cooperate with Purchaser in attempting to obtain third party information and/or documentation from Seller's tenants, or from other persons in privity with Seller, and (c) to use commercially reasonable efforts to obtain from third parties with whom Seller, due to its unique role in developing the City of Weston, has an ongoing relationship, such documents and other materials as reasonably may be requested by Purchaser in writing; provided, that such cooperation, information or materials will not limit or otherwise modify the provisions of Section 5.6 of the Agreement, or expand or otherwise affect Seller's liability to Purchaser related to or arising out of the Agreement. With regard to any item which Seller has agreed to provide to Purchaser, and which Column requires in a certain form, Seller will use commercially reasonable efforts to deliver such item in the form required by Column to the extent that Purchaser specifically and timely requests, in writing, that Seller do so. Seller acknowledges that Purchaser has advised Seller of Column's (a) survey requirement, (b) title insurance and UCC search requirement, (c) certification requirements with respect to rent roll, delinquent rent report and operating statement, (d) certificate of occupancy requirements and (e) termite certification requirements, and agrees to provide same in accordance with such requirements within ten (10) days of execution of this Amendment.

     In the event that Column does not close the loan substantially in accordance with the Loan Commitment due to (a) the failure of the Seller to perform its obligations to Purchaser in a timely manner, (b) any material adverse change in the financial or physical condition of the Property (it being understood and agreed casualty damage to the Property which would not permit Purchaser to terminate the Agreement pursuant to Section 11.5 thereof, and/or a condemnation with respect to the Property which would not permit Purchaser to terminate the Agreement pursuant to Section 11.4 thereof, will not constitute a material adverse change), (c) any material adverse change in the financial condition of the Property or any tenants occupying space therein (it being understood and agreed that a change in the financial condition, including the insolvency and/or bankruptcy, of tenants whose annual base rent in the aggregate is equal to or less than $50,000.00, will not constitute a material adverse change), or (d) of any material disruption of or material adverse change in financial, banking, real estate or capital market (including, without limitation, the commercial mortgage-backed securities market) conditions, then Purchaser will have the right to terminate the Agreement upon written notice and all Deposits and all interest thereon will be returned to Purchaser, the parties will have no further liability to each other and the Agreement will be null and void; provided, however, in the event that the loan termination is due to any material disruption of or material adverse change in financial, banking, real estate or capital market (including, without limitation, the commercial mortgage-backed securities market) conditions, then the terms of Paragraph 2.1 of the Agreement will apply.

     3. CLOSING DATE. The scheduled Closing Date was December 13, 2002. Seller and Purchaser hereby agree to extend the scheduled Closing Date to on or before February 21, 2003 (the "Extended Closing Date"). All prorations will be performed as of such extended Closing Date. Notwithstanding the Extended Closing Date, Purchaser will use reasonable good faith efforts to close as soon as practicable using commercially reasonable efforts.

     4. CONVEYANCE OF PROPERTY. At Closing, Seller will convey, by separate deeds, the common areas of the Property described on Exhibit "A" (less the exclusive parking areas relating to Publix) to Common Area Purchaser and will convey the building pads or parcels described on Exhibit "B" (together with the exclusive parking areas relating to Publix) hereto to Parcel Purchaser, provided that such legal descriptions shall be amended by a revision to the existing survey to include the breezeway area between buildings connected at the second floor level; provided, further however, in no event will such separate conveyances relieve Purchaser from any of its obligations under the Agreement or this Amendment that survive Closing.

     5. ADA LITIGATION AND INDEMNITY. Notwithstanding anything contained in Section 6.4 of the Agreement to the contrary, Purchaser acknowledges and agrees that, with regard to the ADA Litigation, either (i) Seller will provide Purchaser with a true and correct copy of the ADA Litigation Settlement Agreement, together with the dismissal with prejudice of the ADA Litigation, which settlement agreement will impose no remediation duties on Purchaser and which settlement will have been fully performed by Seller (other than with respect to ongoing responsibilities to maintain the Property imposed as a matter of law and not by sole reason of any settlement), or (ii) Seller will, together with Arvida/JMB Partners, a Florida general partnership ("Arvida"), indemnify and hold harmless Purchaser ("Indemnified Party") from all judgments, costs and fees, and from and against lost rent (as hereinafter provided), incurred by Purchaser as a result of the ADA Litigation (including the settlement thereof); provided, however, the amount of the indemnity due to lost rent will be calculated without reference to percentage rent, will include reasonable and customary relocation expenses and/or leasing commissions, and will be limited as to lost rent to rent accruing during the period commencing on the date (the "ADA Rent Indemnity Commencement Date") the first installment of lost rent is due and payable and terminating on the first (1st) anniversary of the ADA Rent Indemnity Commencement Date. In the event that at any time before, on or after Closing Seller delivers to Purchaser the dismissal of the ADA Litigation and the ADA Litigation Settlement Agreement on the terms and conditions set forth above, the indemnification obligation set forth in subsection (ii) hereof will immediately cease and be of no further force or effect, subject only to performance by Seller and Arvida/JMB Partners of their obligations pursuant to the ADA Litigation Settlement Agreement.

     Purchaser will promptly (but in no event later than ten (10) Business Days prior to the time in which an answer or other responsive pleading or notice with respect to an ADA Indemnified Claim is required) give the Indemnifying Party written notice of an ADA Indemnified Claim which is asserted for the first time after the Closing Date. Indemnifying Party will have the right, at its election, to take over the defense or settlement of such ADA Indemnified Claim by giving prompt written notice to the Indemnified Parties (but in no event later than five (5) Business Days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If the Indemnifying Party makes such election, it may conduct the defense of such ADA Indemnified Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Indemnified Parties agree to cooperate in the defense of such ADA Indemnified Claim and will grant Indemnifying Party access to records, information and personnel which are pertinent to such defense. So long as Indemnifying Party is diligently contesting any such ADA Indemnified Claim in good faith, Indemnifying Party may pay or settle such claim at its own expense. If Indemnifying Party does not make the election to defend an Indemnified Party, then such Indemnified Party may, upon five (5) days' written notice to Indemnifying Party, and at the expense of Indemnifying Party, proceed to handle such ADA Indemnified Claim and Indemnifying Party will be bound by any settlement that such Indemnified Party makes in good faith with respect to such ADA Indemnified Claim. The provisions of this Section 5 will survive Closing.

     Further, the American With Disabilities Act Accessibility Guidelines Compliance Certificate attached to the Agreement as Form J is hereby deleted and the American With Disabilities Act Accessibility Guidelines Compliance Expert Opinion Form J attached to this First Amendment is substituted in its place and stead (and all references in the Agreement to such Certificate will be deemed to refer to such Opinion).

     The Loan Commitment reserves to Column the right to terminate the Loan Commitment in the event the estimated ADA Remediation Work exceeds $50,000.00; and Seller agrees that it will be a condition of Closing that the ADA Remediation Work is not now, and will not be as of Closing, estimated to be more than Fifty Thousand ($50,000.00) Dollars; provided, however, that the event that Column closes the Loan notwithstanding a higher estimated ADA Remediation Work, then Purchaser will waive this condition of Closing.

     6.    SITE PLAN AMENDMENT AND INDEMNITY.  The condition described in
Section 4.2(c) of the Agreement, relating to approval by the City of Weston of medical office uses, is hereby waived by Purchaser, subject to the agreements of Seller herein set forth. Seller agrees to pursue, at Seller's sole cost and expense, the proposed Weston Town Center Shared Parking Site Plan Amendment (City Case No. 02-2537) (the "Site Plan Amendment"), a true and correct copy of which is attached hereto as Exhibit 6-FA. If the Site Plan Amendment is not approved prior to Closing, Seller and Purchaser will cooperate after Closing on a commercially reasonable basis in connection with obtaining such approval, including, without limitation, (a) Purchaser joining in any other applications or documents required by law for the processing of such Site Plan Amendment within five
(5) days after request therefor by Seller, and (b) Seller consulting with Purchaser concerning the Site Plan Amendment process.

     Indemnifying Party agrees to indemnify and hold harmless Indemnified Party from all judgments, costs and fees, and from and against lost rent (base rent, CAM and applicable sales tax, but not percentage rent, as hereinafter provided), incurred by Purchaser as a result of the Seller's failure to obtain the Site Plan Amendment (the "Site Plan Indemnified Claim"); provided, however, the amount of the indemnity due to lost rent will be calculated without reference to percentage rent, will include reasonable and customary relocation expenses and/or leasing commissions, and will be limited as to lost rent to rent accruing during the period commencing on the date (the "Site Plan Rent Indemnity Commencement Date") the first installment of lost rent is due and payable and terminating on the first (1st) anniversary of the Site Plan Rent Indemnity Commencement Date. Purchaser will promptly (but in no event later than ten (10) Business Days prior to the time in which an answer or other responsive pleading or notice is required with respect to an Indemnified Claim relating to the Site Plan Amendment) give the Indemnifying Party written notice of a Site Plan Indemnified Claim which is asserted for the first time after the Closing Date. Indemnifying Party will have the right, at its election, to take over the defense or settlement of such Site Plan Indemnified Claim by giving prompt written notice to the Indemnified Parties (but in no event later than five (5) Business Days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If the Indemnifying Party makes such election, it may conduct the defense of such Site Plan Indemnified Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Indemnified Parties agree to cooperate in the defense of such Site Plan Indemnified Claim and will grant Indemnifying Party access to records, information and personnel which are pertinent to such defense. So long as Indemnifying Party is diligently contesting any such Site Plan Indemnified Claim in good faith, Indemnifying Party may pay or settle such claim at its own expense. If Indemnifying Party does not make the election to defend an Indemnified Party, then such Indemnified Party may, upon five
(5) days' written notice to Indemnifying Party, and at the expense of Indemnifying Party, proceed to handle such Site Plan Indemnified Claim and Indemnifying Party will be bound by any settlement that such Indemnified Party makes in good faith with respect to such Site Plan Indemnified Claim.

     In addition, notwithstanding anything contained in Section 6.9 of the Agreement to the contrary (which continues in full force and effect), Indemnified Party acknowledges and agrees that in the event that at any time before, on or after Closing Seller obtains the approval of the Site Plan Amendment, as submitted and/or modified from time to time by Seller, or otherwise obtains a final, nonappealable determination allowing the indefinite continued use of the leasehold spaces alleged to be medical in nature by the City of Weston, the indemnification obligation set forth in said Section 6.9 of the Agreement and herein will immediately cease and be of no further force or effect, subject to the full performance of Seller's obligations to comply with any conditions. The provisions of this
Section 6 will survive Closing.

     7.    TENANT ESTOPPELS.  Notwithstanding anything contained in
Section 6.2 of the Agreement to the contrary, Seller will use good faith efforts to obtain either (collectively, the "New Estoppel Requirement"):
(i) an Estoppel Certificate substantially in the form attached hereto as Exhibit "C" or (ii) a reliance letter substantially in the form attached hereto as Exhibit "D" from (A) each of (i) Japan Inn, (ii) Brasero Grill,
(iii) East City Grill, (iv) Delvecchio's Pizzeria, (v) Tarpon Bend Restaurant, (vi) Wild Hare and (vii) Swig (collectively, the "Estoppel Tenants"), (B) Publix substantially in the form attached to this First Amendment as Exhibit "G" and (C) tenants representing (in combination with the other estoppel certificates) no less than ninety percent (90%) of the total space and rental income of the Property (Purchaser and Seller acknowledge and agree that the new estoppel certificate or reliance letter obtained from the Estoppel Tenants will be included in, and count towards, achieving the ninety percent (90%) requirement described herein). All Estoppel Certificates which are dated within sixty (60) days of the date of the closing will be accepted and counted toward achieving the ninety percent (90%) requirement described herein and will be accepted by Column. If the New Estoppel Requirement is not achieved, Seller will not be in default under the Agreement or this Amendment, and Purchaser will, at Purchaser's option, elect, prior to the extended Closing Date set forth in
Section 2 above, either to: (i) terminate the Agreement and the parties hereto will be relieved of any further liability arising out of or from the Agreement and this Amendment (except for the obligations thereunder and hereunder specifically designated as surviving such termination) and the Deposits and accrued interest will be returned to Purchaser, or (ii) proceed to Closing without any reduction in the Purchase Price. Seller expressly disclaims making any express or implied representation, warranty, or guaranty whatsoever with regard to any of the information contained in the Estoppel Certificates or reliance letters. Notwithstanding anything contained herein or in the Agreement to the contrary, Purchaser acknowledges and agrees that the deletions in the Estoppel Certificate and the Subordination, Non-Disturbance and Attornment Agreement made by M Squared Enterprises, LLC (d/b/a SWIG) will not render the Estoppel Certificate or the SNDA issued thereby ineffectual for purposes of satisfying the New Estoppel Requirement or the SNDA requirements in
Section 9.A. below.

     8. SPECIFIC LEASE INDEMNITY. In addition to any indemnity contained in the Agreement or any of the documents to be executed at Closing (including, without limitation, Form G - Assignment and Assumption of Leases) Indemnifying Parties hereby agree to defend, indemnify and hold harmless Indemnified Party from any judgments, costs and fees, and from and against lost rent (base rent, CAM and applicable sales tax, but not percentage rent, as hereinafter provided), related to or arising out of a claim (an "Alleged Default Claim") based upon the defaults (the "Alleged Default") alleged, respectively, in the estoppel certificates of M Squared Enterprises, LLC d/b/a Swig or of Mondello, d/b/a LaLanterna; provided, however, the amount of the indemnity due to lost rent will be calculated without reference to percentage rent, will include reasonable and customary relocation expenses and/or leasing commissions, and will be limited as to lost rent to rent accruing during the period commencing on the date (the "Specific Lease Rent Indemnity Commencement Date") the first installment of lost rent is due and payable and terminating on the first (1st) anniversary of the Specific Lease Rent Indemnity Commencement Date. In the event that M Squared or Mondello refuses to pay rent and/or terminates its lease (each being a "Lease") based upon the Alleged Default, for so long as the Indemnified Party is diligently seeking to enforce the Lease and to collect past due rent thereunder, Seller agrees to pay to the Indemnified Party, in advance on the first (1st) of each calendar month after the Specific Lease Rent Indemnity Commencement Date until the earlier of (i) the date upon which such space is occupied by a tenant who has commenced paying rent or
(ii) the one (1) year anniversary of Specific Lease Rent Indemnity Commencement Date, the rent due and unpaid under the Lease. As a condition precedent to Indemnifying Party's obligation to pay lost rent under the Rent Guaranty, Purchaser will give the five day statutory notice of default to the defaulting Tenant and provide a copy to Indemnifying Party. Purchaser will promptly (but in no event later than ten (10) Business Days prior to the time in which an answer or other responsive pleading or notice with respect to an Alleged Default Claim is required) give the Indemnifying Party written notice of an Alleged Default Claim which is asserted for the first time after the Closing Date. Indemnifying Party will have the right, at its election, to take over the defense or settlement of such Alleged Default Claim by giving prompt written notice to the Indemnified Parties (but in no event later than five (5) Business Days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If the Indemnifying Party makes such election, it may conduct the defense of such Alleged Default Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Indemnified Parties agree to cooperate in the defense of such Alleged Default Claim and will grant Indemnifying Party access to records, information and personnel which are pertinent to such defense. So long as Indemnifying Party is diligently contesting any such Alleged Default Claim in good faith, Indemnifying Party may pay or settle such claim at its own expense. If Indemnifying Party does not make the election to defend an Indemnified Party, then such Indemnified Party may, upon five (5) days' written notice to Indemnifying Party, and at the expense of Indemnifying Party, proceed to handle such Alleged Default Claim and Indemnifying Party will be bound by any settlement that such Indemnified Party makes in good faith with respect to such Alleged Default Claim. The provisions of this
Section 8 will survive Closing.

     9.    ADDITIONAL DELIVERIES.   In addition to any delivery
requirements set forth in Section 10.1 of the Agreement, Seller will deliver to Purchaser the following (at least ninety percent (90%) thereof to be delivered not later than January 24, 2002, and the balance to be delivered as soon as possible, with a targeted closing date of January 31, 2003, but not later than four (4) days, prior to the Extended Closing
Date):

           A. SNDAs. Subordination, Non-Disturbance and Attornment Agreements ("SNDA") (I) from the Estoppel Tenants, in a form reasonably acceptable to Column, and (II) from Publix Supermarkets, in the form attached to the Lease Agreement with Publix Supermarkets.

           B. ESTOPPEL CERTIFICATE. The Estoppel Certificates required by Section 6 above.

     In addition to the foregoing, Seller agrees to deliver to Purchaser with this Amendment (a) an updated and current rent roll (Schedule 7.2(k)), certified as set forth in Section 7.2(k) of the Agreement, (and on February 1, 2002, an updated and duly certified current rent roll) (b) a current delinquent rent roll certified as set forth in Section 7.2(k) (together with one as of January 31, 2003) and (c) an operating statement for the Center for the month of December 2002 (and, if available before Closing, for the month of January 2003), certified as true and correct to Purchaser; and at Closing to cause the Association Declaration to be amended by execution, and recording if applicable, of the documents attached to this Amendment as Exhibit "E," after which Seller will terminate its rights as Class B member in accordance with Exhibit "E-1".

     Seller agrees to deliver to Purchaser (a) together with the Estoppel Certificates, certificates of occupancy for all premises of and within the Improvements for which certificates of occupancy have been issued, and (b) at Closing a Termite Certification substantially in the form attached hereto as Exhibit "H."

     10. SITE IMPROVEMENTS. Purchaser acknowledges that Seller does not anticipate being able to deliver a letter from the City of Weston regarding completion of the Site Improvements and agrees that the return to Seller of the cash escrow or bond currently being held by the City of Weston as security for the completion of the Site Improvements (less any portion thereof retained by the City of Weston for administrative or other charges) will be sufficient evidence of the completion required under Section 8.7 of the Agreement.

     11. ASSOCIATION ISSUES - BUDGET. Seller represents and warrants to Purchaser that to Seller's Actual Knowledge Seller has no claims against the Association, and any such claims in existence as of Closing will be assigned to Purchaser in conjunction with the Assignment of the Leases. Seller further represents and warrants that to the Seller's Actual Knowledge, the Association has no claims against Seller other than relating to the usual and typical assessments for Association expenses. Seller, as Declarant, will not exercise, assign or terminate its rights as Declarant except as contemplated herein without the express written consent of Purchaser. Although it is not a condition of Closing, Seller agrees to cooperate with Purchaser prior to Closing in adopting and causing the Association to adopt budgets for calendar year 2003.

     12. SELLER INDEMNIFICATION OF COLUMN. Seller and Arvida/JMB Partners hereby agree to deliver to Column at Closing a duly executed separate Indemnification Agreement (the "Column Indemnity") in the form attached hereto as Exhibit 12-FA. The Loan Commitment requires an escrow account (the "Column Escrow") of up to $150,000 to be posted at closing to secure Seller's obligations pursuant to the Column Indemnity with respect to the (a) the Mondello Indemnified Claim, and (b) the Site Plan Indemnified Claim (as such terms are defined in the Column Indemnity). At Closing, Seller will post $100,000 and Purchaser will post $50,000 to fund the Column Escrow, except that in the event that the Column Escrow requirement is reduced to $100,000 by Column prior to Closing, Seller will post $50,000 and Purchaser will post $50,000. The escrow agreement will be in the form reasonably required by Column and with Column or another escrow agent approved by Column.

     Upon resolution of either the Mondello Indemnified Claim or the Site Plan Indemnified Claim in accordance with the Column Indemnity, the sum of $50,000, together with interest earned thereon, will be paid to Seller from the Column Escrow; and upon the remaining Indemnified Claim being resolved in accordance with the Column Indemnity, the remaining $100,000, together with interest earned thereon, will be paid equally to Seller and Purchaser; provided, that in the event that remaining Indemnified Claim has not been resolved in accordance with the Column Indemnity on or before the second
(2nd) anniversary of the Closing Date, and provided that there is no litigation then pending (nor any unsatisfied judgment or decision adverse to landlord), and the applicable tenants are not then withholding or escrowing rent, Purchaser will pay Seller $50,000 in exchange for an assignment of the Seller's interest in the Column Escrow. However, it is expressly understood that such payment will be without prejudice to, and will not release, any indemnity then due Purchaser from Seller pursuant to the Agreement.

     13. DUTY TO MITIGATE. Seller and Purchaser agree that they will use commercially reasonable efforts to mitigate any claims arising out of any indemnification provision contained in the Agreement, or this Amendment. In order to facilitate such duty, the parties agree to provide each other copies of all correspondence, court pleadings, and status reports concerning any matter which is an indemnified claim, or may be subject to a claim for indemnification, updated not less frequently than on a monthly basis.

     14. TANGIBLE ASSETS. The telephone system at the management office will be included as a Tangible Asset and transferred to Purchase at Closing without additional charge in addition to the other Tangible Property.

     15. DEFAULT. The provisions of Sections 11(a) and (b) of the Agreement are hereby specifically ratified and affirmed, if being understood and agreed that each party's remedies for any breach by the other party of or under the Agreement, as amended hereby, or any failure by the other party to perform any obligation pursuant to the Agreement, as amended hereby (other than those which are the subject to Section 11.2(c) of the Agreement) are and will be limited to the remedies set forth in said Sections 11(a) and (b).

     16. RATIFICATION. To the extent that the terms of this Amendment are in conflict with the Agreement, the terms of this Amendment will govern. It is expressly understood and agreed, however, that the indemnification provisions contained herein are in addition, to and not in limitation of any other representations, warranties or indemnifications in the Agreement. All other provisions of the Agreement will remain in full force and effect and are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



WITNESSED BY:                     SELLER:

                                  WESTON TOWN CENTER, LLC, a Delaware
-----------------------------     limited liability company

                                  By:  Arvida/JMB Partners, a Florida
Print Name:                            general partnership,
           -----------------           its sole member


-----------------------------          By:   Arvida/JMB Managers, Inc.,
                                             a Florida corporation,
                                             its general partner
Print Name:
           -----------------
                                             By:
                                                   --------------------
                                                   Mark D. Lassman,
                                                   Vice President



                                  PURCHASER:

                                  WESTON TC LTD.

------------------------------    By:  WESTON TC CORP.,
                                       a Florida corporation
Print Name:
           -----------------

                                       By:
                                             --------------------
                                             Barry J. Belmont,
------------------------------               President

Print Name:
           -----------------

                                  COMMON AREAS PURCHASER:

                                  WATERWAYS II, LLC,
                                  A Florida limited liability company
-------------------------------
Print Name:
           --------------------
                                  By:
                                       ------------------------------
-------------------------------        Barry J. Belmont,
Print Name:                            President
           --------------------






              Joinder of Arvida/JMB Partners on Next Page

                                JOINDER
                                -------

     ARVIDA/JMB PARTNERS, a Florida general partnership joins in the execution of the First Amendment To Sale And Purchase Agreement attached hereto solely for the purpose of agreeing to be bound by the terms of Section, 5, 6, 8 and 12 thereof.



WITNESSED BY:                     ARVIDA:

                                  ARVIDA/JMB PARTNERS, a Florida
-------------------------------   general partnership
Print Name:
           --------------------
                                  By:  ARVIDA/JMB Managers, Inc.,
                                       a Florida corporation,
-------------------------------        its general partner
Print Name:
           --------------------        By:
                                             --------------------
                                             Mark D. Lassman,
                                             Vice President

                              EXHIBIT "A"


               Legal Description of Common Area Property
               -----------------------------------------

                              EXHIBIT "B"


              Legal Description of Building Area Property
              -------------------------------------------

                              EXHIBIT "C"


                     Form of Estoppel Certificate
                     ----------------------------

                              EXHIBIT "D"


                        Form of Reliance Letter
                        -----------------------

                              EXHIBIT "E"


                         Association Documents
                         ---------------------

                              EXHIBIT "F"


                     ADA Compliance Expert Opinion
                     -----------------------------

                              EXHIBIT "G"


                        Form of Publix Estoppel
                        -----------------------

                              EXHIBIT "H"


                     Form of Termite Certification
                     -----------------------------

                            EXHIBIT "12-FA"


                  Form of Column Indemnity Agreement
                  ----------------------------------

            SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT, made this 7th day of February, 2003, modifies and amends the Sale and Purchase Agreement dated September 6, 2002, as amended by the First Amendment (the "Agreement," capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement) between WESTON TOWN CENTER, LLC, a Delaware limited liability company ("Seller"), WESTON TC LTD., a Florida limited partnership (the "Parcel Purchaser") and WESTON COMMON AREA LTD., a Florida limited partnership (the "Common Area Purchaser"), the assignee of WATERWAYS II, LLC, a Florida limited liability company, and together with Parcel Purchaser, the "Purchaser", as assignees of BELMONT INVESTMENT CORP., a Pennsylvania corporation, by assignment provided to and acknowledged by Seller, as follows:

     1. COVENANT INDEMNITY. Indemnifying Party agrees to indemnify and hold harmless Indemnified Party from all judgments, costs and fees, and from and against lost rent (base rent, CAM and applicable sales tax, but not percentage rent, as hereinafter provided), incurred by Purchaser as a result of enforcement, or attempted enforcement, of the restrictive covenant (the "Covenant") contained in Paragraph 2 of that certain Covenant and Agreement dated February 14, 1994, recorded in O.R. Book 21856, Page 0556, of the Public Records of Broward County, Florida (the "Covenant Indemnified Claim") with respect to the three existing leases (the "Subject Leases") in favor, respectively, of (a) Open Mind, Inc. and Psynergy Psychological Services, Inc., (b) Equilibrium, P.A., and (c) Dr. Janolyn S. Gregg, PL; provided, however, the amount of the indemnity due to lost rent will be calculated without reference to percentage rent, will include reasonable and customary relocation expenses and/or leasing commissions, and will be limited as to lost rent to rent accruing during the period commencing on the date (the "Covenant Rent Indemnity Commencement Date") the first installment of lost rent is due and payable and terminating on the 13th day of February 2004.

     Purchaser will promptly (but in no event later than ten (10) Business Days prior to the time in which an answer or other responsive pleading or notice is required with respect to a Covenant Indemnified Claim) give the Indemnifying Party written notice of a Covenant Indemnified Claim which is asserted for the first time after the Closing Date. Indemnifying Party will have the right, at its election, to take over the defense or settlement of such Covenant Indemnified Claim by giving prompt written notice to the Indemnified Parties (but in no event later than five (5) Business Days prior to the time when an answer or other responsive pleading or notice with respect thereto is required). If the Indemnifying Party makes such election, it may conduct the defense of such Covenant Indemnified Claim through counsel or representative of its choosing and will be responsible for the expenses of such defense. Indemnified Parties agree to cooperate in the defense of such Covenant Indemnified Claim and will grant Indemnifying Party access to records, information and personnel which are pertinent to such defense. So long as Indemnifying Party is diligently contesting any such Covenant Indemnified Claim in good faith, Indemnifying Party may pay or settle such claim at its own expense. If Indemnifying Party does not make the election to defend an Indemnified Party, then such Indemnified Party may, upon five (5) days' written notice to Indemnifying Party, and at the expense of Indemnifying Party, proceed to handle such Covenant Indemnified Claim and Indemnifying Party will be bound by any settlement that such Indemnified Party makes in good faith with respect to such Covenant Indemnified Claim.

     In addition, notwithstanding anything contained in the Agreement or this Second Amendment to the contrary), Indemnified Parties acknowledge and agree that in the event that at any time before, on or after Closing Seller obtains a written release of the Covenant with respect to the Subject Leases, in recordable form, the indemnification obligation set forth herein will immediately cease and be of no further force or effect. The provisions of this Section 6 will survive Closing.


     2. RATIFICATION. To the extent that the terms of this Second Amendment are in conflict with the Agreement, the terms of this Second Amendment will govern. It is expressly understood and agreed, however, that the indemnification provisions contained herein are in addition to, and not in limitation of, any other representations, warranties or indemnifications in the Agreement. All other provisions of the Agreement will remain in full force and effect and are incorporated herein by reference.




                    [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


WITNESSED BY:                     SELLER:

                                  WESTON TOWN CENTER LLC,
                                  a Delaware limited liability company
------------------------------
Print Name:
           -------------------    By:  Arvida/JMB Partners,
                                       a Florida general partnership,
                                       its sole member

------------------------------
Print Name:                            By:   Arvida/JMB Managers, Inc.,
           -------------------               a Delaware corporation,
                                             its general partner


                                             By:
                                                   --------------------
                                                   Mark D. Lassman,
                                                   Vice President



                                  PURCHASER:

                                  WESTON TC LTD., a Florida
                                  limited partnership
------------------------------
Print Name:
           -------------------    By:  WESTON TC CORP.,
                                       a Florida corporation

------------------------------
Print Name:                       By:
           -------------------         ---------------------------
                                       Barry J. Belmont, President



                                  COMMON AREAS PURCHASER:

                                  WESTON COMMON AREA LTD.,
                                  a Florida limited partnership
------------------------------
Print Name:
           -------------------    By:  WATERWAYS SHOPPES II, LLC,
                                       a Florida limited
                                       liability company
------------------------------
Print Name:                       By:
           -------------------         ---------------------------
                                       Barry J. Belmont, President

                                JOINDER
                                -------

     ARVIDA/JMB PARTNERS, a Florida general partnership, joins in the execution of the foregoing Second Amendment To Sale And Purchase Agreement solely for the purpose of agreeing to be bound by the terms thereof.


WITNESSED BY:                     ARVIDA:

                                  ARVIDA/JMB PARTNERS,
                                  a Florida general partnership
------------------------------
Print Name:
           -------------------    By:  Arvida/JMB Managers, Inc.,
                                       a Delaware corporation,
                                       its general partner

------------------------------
Print Name:                            By:
           -------------------               -----------------------
                                             Mark D. Lassman,
                                             Vice President

            THIRD AMENDMENT TO SALE AND PURCHASE AGREEMENT
            ----------------------------------------------

     THIS THIRD AMENDMENT TO SALE AND PURCHASE AGREEMENT, made as of this 7th day of February, 2003, modifies and amends the Sale and Purchase Agreement dated September 6, 2002, as amended by First Amendment and Second Amendment made contemporaneously herewith (as modified and amended, the "Agreement," capitalized terms used but not otherwise defined herein having the meanings provided in the Agreement) between WESTON TOWN CENTER, LLC (the "Seller"), a Delaware limited liability company, WESTON TC LTD. (the "Parcel Purchaser"), a Florida limited partnership, and WESTON COMMON AREA LTD. (the "Common Area Purchaser," the assignee of Waterways II, LLC, a Florida limited liability company; together with the Parcel Purchaser the assignees of Belmont Development Corp; and jointly and severally with the Parcel Purchaser, the "Purchasers"), as follows:

     1. RENT PRORATION. Notwithstanding the provisions of Section 9.1(a)(i) of the Agreement, Seller and Purchaser have agreed that all rent (including base rent, additional rent, if any, and common area maintenance charges) for the month of February, 2003 (the "2/03 Rent") will be prorated at Closing as if such rent actually had been collected by Seller at or prior to Closing; and therefore at Closing Seller has given Purchasers a credit against the Purchase Price in the amount of Two Hundred Seventy Six Thousand Four Hundred Twenty Three and 45/100 Dollars ($276,423.45, the "Prorated 2/03 Rent"), representing the prorated amount of 2/03 Rent from and including February 8 through February 28 (dividing the 2/03 Rent due by 28 days, giving credit to the Purchasers for 21 days).

     Therefore, Seller and Purchasers agree that all 2/03 Rent is due and owing to, and the separate property of, Seller. Any check received from a tenant of the Real Property by either Seller or Purchasers from and after Closing through February 28, 2003, conclusively will be deemed to be in payment of 2/03 Rent (until such tenant's February rent account has been paid in full) unless (and only unless) such check, or an accompanying transmittal, specifically designates that such funds are to be applied to another account due Seller or Purchasers. Any such funds received by Purchasers will be remitted by Purchasers to Seller not later than five (5) days after receipt and collection thereof.

     As soon as reasonably practicable after each of February 17, 2003 and March 3, 2003, Seller will deliver to Purchasers a current accounting of the 2/03 Rent paid to Seller.

     From and after February 28, 2003, Purchasers will use their best efforts to collect from each tenant in arrears all unpaid 2/03 Rent, and not later than Friday of each consecutive calendar week commencing March 7, 2003 through May 23, 2003, Purchasers will deliver to Seller (by e-mail or facsimile transmission) an accounting, by individual tenant lease, setting forth (a) the Prorated 2/03 Rent applicable to such lease, (b) the amount of the Prorated 2/03 Rent checks previously remitted to Seller hereunder with respect to such lease through the immediately prior weekly accounting, and (c) the amount of Prorated 2/03 Rent checks received with respect to such lease since the immediately prior weekly accounting; and not later than each consecutive Monday commencing March 10, 2003 and continuing through May 26, 2003, Purchasers will deliver to Seller the Prorated 2/03 Rent checks received with respect to each lease since the immediately prior weekly accounting and remittance; or, in the event that any Prorated 2/03 Rent is paid by check payable to Purchasers rather than Seller, Purchasers will deposit such check and contemporaneously forward its check to Seller. On Monday, June 2, 2003, Purchasers will pay to Seller, in cash, the total amount of Prorated 2/03 Rent with respect to each lease not theretofore remitted to Seller, whether or not theretofore collected by Purchasers.
Any 2/03 Rent received after June 1, 2003, will be treated as past due rent subject to the provisions of Section 9.1(a)(ii) of the Agreement. Notwithstanding the foregoing, the provisions of this grammatical paragraph, and the readjustment of Prorated 2/03 Rent for which provision is made herein, will not apply to retail tenants in the North-West retail building

     Each party agrees to notify the other promptly after receipt of any 2/03 Rent. Any sum not paid when due hereunder will bear interest at the highest rate allowed by applicable law.

     2. REFUND. Notwithstanding the provisions of Section 5.6 of the Agreement, Seller hereby agrees to refund to Parcel Purchaser, by check to be delivered to Purchasers not later than ten (10) days following Closing, the sum of Thirty Two Thousand Four Hundred Fifty-One and 27/100 Dollars ($32,451.27), in consideration of which Purchasers hereby fully release and forever discharge Seller and its partners, and the officers, directors, servants, agents, employees, legal representatives, predecessors, successors, heirs and assigns, as presently or hereafter composed, of any of them (jointly and severally, the "Releasees"), from all manner of action and actions, cause and causes of action, claims, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, injuries, judgments, executions, claims, expenses, attorneys' fees, compensation and all other damages now accrued or hereafter to accrue on account of, in connection with, concerning or in any way whatsoever relating to or arising out of the condition of the Property and/or any defects, known or unknown, disclosed or undisclosed, patent or latent, thereof, except, but only except, any condition existing as of Closing which would constitute a breach of the representations set forth in
Section 7.2(e) of the Agreement.

     3. CERTAIN LEGAL DESCRIPTIONS. Seller agrees to prepare and provide to Purchasers corrected and updated legal descriptions to be substituted by Purchasers as "Exhibits "C, "D," and "E" to, by amendment of, the Declaration of Covenants of Weston Town Center.

     4. SWIG LIEN. Within fourteen (14) days after Closing Seller agrees to cause the Swig Lease tenant (the "Swig Tenant") to transfer to the security of a bond the lien claimed by C.R.S. of Ft. Lauderdale, Inc., as evidenced by Claim of Lien recorded in Official Records Book 32653, at Page 1466, of the Public Records of the County; and in the event the Swig Tenant fails or refuses to do so, Seller will cause the necessary bond to be posted and will reserve and retain all rights against the Swig Tenant in connection therewith.

     5. TERMITE REPORT. Seller agrees to provide to Purchaser as soon as practicable after Closing the final termite report, without exceptions, with respect to the Property.






                    [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


WITNESSED BY:                     SELLER:

                                  WESTON TOWN CENTER, LLC, a Delaware
-------------------------------   limited liability company
Print Name:
           --------------------   By:  Arvida/JMB Partners, a Florida
                                       general partnership,
                                       its sole member
Print Name:
           --------------------        By:   Arvida/JMB Managers, Inc.,
                                             a Florida corporation,
                                             its general partner

                                             By:
                                                   --------------------
                                                   Mark D. Lassman,
                                                   Vice President



                                  PURCHASER:

                                  WESTON TC LTD.

-------------------------------   By:  WESTON TC CORP.,
Print Name:                            a Florida corporation
           --------------------

                                       By:
-------------------------------              ----------------------
Print Name:                                  Barry J. Belmont,
           --------------------              President




                                  WESTON COMMON AREA LTD.,
                                  A Florida limited liability company
-------------------------------
Print Name:
           --------------------
                                  By:
                                       ------------------------------
-------------------------------        Barry J. Belmont,
Print Name:                            President
           --------------------